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                                                                 EXHIBIT 99.1

                      UNSECURED REVOLVING CREDIT AGREEMENT


                          DATED AS OF DECEMBER 23, 1997

                                      AMONG

               BRADLEY OPERATING LIMITED PARTNERSHIP, AS BORROWER

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                BANKBOSTON, N.A.

                                       AND

                              CERTAIN OTHER BANKS,

                                   AS LENDERS

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO,

                             AS ADMINISTRATIVE AGENT

                                       AND

                                BANKBOSTON, N.A.,

                             AS DOCUMENTATION AGENT

                                       AND

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION

                                       AND

                              FLEET NATIONAL BANK,

                                  AS CO-AGENTS





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                      UNSECURED REVOLVING CREDIT AGREEMENT


        THIS UNSECURED REVOLVING CREDIT AGREEMENT is entered into as of December 23, 1997, by and among the following:

        BRADLEY OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership having its principal place of business c/o Bradley Real Estate, Inc., 400 Skokie Boulevard, Suite 600, Northbrook, Illinois 60062 ("Borrower"), the general partner of which is Bradley Real Estate, Inc.;

        THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), a national bank organized under the laws of the United States of America having an office at One First National Plaza, Chicago, Illinois 60670;

        BANKBOSTON, N.A. ("BankBoston"), a national banking association organized under the laws of the United States of America having an office at 100 Federal Street, Boston, Massachusetts 02110;

        First Chicago, as Administrative Agent ("Administrative Agent") for the Lenders (as defined below);

        BankBoston, as Documentation Agent for the Lenders; and

        The Lenders identified on the signature pages to this Agreement.


                                    RECITALS

        A. Borrower is primarily engaged in the business of acquiring, developing, rehabilitating, owning and operating shopping center properties and matters related thereto.

        B. The Borrower has requested that the Lenders make loans available to the Borrower in the maximum aggregate principal amount of $200,000,000 outstanding from time to time pursuant to the terms of this Agreement (the "Facility") and that the Administrative Agent and Documentation Agent act as agents for the Lenders. The Administrative Agent, the Documentation Agent and the Lenders have agreed to do so.



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        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

        "ABR Applicable Margin" means, as of any date with respect to any Adjusted Alternate Base Rate Advance, the Applicable Margin in effect for such Adjusted Alternate Base Rate Advance as determined in accordance with Section
2.6 hereof.

        "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of not less than 7 or more than 90 days as requested by Borrower in a Competitive Bid Quote Request and confirmed by a Lender in a Competitive Bid Quote but in no event extending beyond the Maturity Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

        "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate under Section 2.16.

        "Adjusted Alternate Base Rate" means a floating interest rate equal to the Alternate Base Rate plus ABR Applicable Margin changing when and as the Alternate Base Rate and ABR Applicable Margin changes.

        "Adjusted Alternate Base Rate Advance" means an Advance that bears interest at the Adjusted Alternate Base Rate.

        "Adjusted LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, a per annum rate equal to the sum of (i) the quotient of (a) the Base LIBOR Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) in the case of ratable LIBOR Advances, the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR





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Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to each such Competitive Bid Loan.

        "Administrative Agent" means First Chicago, acting as agent for the Lenders pursuant to Article XII in connection with the transactions contemplated by this Agreement, and its successors in such capacity appointed pursuant to
Article XII.

        "Advance" means a Loan to the Borrower hereunder by one or more of the Lenders pursuant to Section 2.1(a) hereof (including Swingline Loans and Competitive Bid Loans), including the initial Advance and all subsequent Advances, whether such Advances are from time to time, Adjusted Alternate Base Rate Advances, LIBOR Advances, Swingline Loans or Competitive Bid Loans.

        "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

        "Aggregate Commitment" means, as of any date, the sum of all of the Lenders' then-current Commitments, which shall initially be $200,000,000, subject to the Borrower's right to increase the Aggregate Commitment up to $250,000,000 as described in Section 2.18 hereof and the Borrower's right to reduce the Aggregate Commitment pursuant to Section 2.20 hereof.

        "Agreement" means this Unsecured Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

        "Agreement Execution Date" shall mean December 23, 1997, the effective date of this Agreement.

        "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances (including all Swingline Loans and Competitive Bid Loans), and the then Facility Letter of Credit Obligations.



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        "Alternate Base Rate" means, with respect to any day, a floating, per annum interest rate equal to the greater of (i) the Corporate Base Rate for such day and (ii) the sum of (A) the Federal Funds Effective Rate most recently determined by the Administrative Agent to such day plus (B) 0.50% per annum.

        "Applicable Margin" means the applicable margins set forth in the table in Section 2.6 used in calculating the interest rate applicable to the various types of Advances, which shall vary from time to time in accordance with the long term, senior unsecured debt ratings of Borrower or General Partner in the manner set forth in Section 2.6.

        "Arranger" means First Chicago Capital Markets, Inc. and BancBoston Securities, Inc., collectively.

        "Base LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in immediately available funds in Dollars are offered by the Administrative Agent to first-class banks in the London interbank eurodollar market at approximately 11:00 a.m. London time two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Interest Period.

        "Borrower" means Bradley Operating Limited Partnership, along with its permitted successors and assigns.

        "Borrowing Date" means a Business Day on which an Advance is made to the Borrower.

        "Borrowing Notice" is defined in Section 2.11(a) hereof.

        "Business Day" means a day, other than a Saturday, Sunday or holiday, on which banks are open for the conduct of substantially all of their commercial lending activities in Chicago, Illinois and, where such term is used in reference to the selection or determination of the Adjusted LIBOR Rate, in London, England.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership



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interests in a Person which is not a corporation and any and all vested warrants or options to purchase any of the foregoing.

        "Capitalization Value" means, as of any date, the sum of (i) the quotient of (x) the Combined Operating EBITDA during the most recent full fiscal quarter for which financial results have been reported to the Lenders multiplied by four (4), divided by (y) 10.25% plus (ii) an amount equal to 100% of the book value of all unrestricted cash and unrestricted Cash Equivalents owned by the Consolidated Group as of the last day of such quarter. For purposes of computing Capitalization Value, (A) Properties which were acquired during such quarter will be included in the calculation of Capitalization Value using pro forma budgeted Combined Operating EBITDA attributable thereto (as reasonably approved by the Administrative Agent) for the entire quarter and (B) Combined Operating EBITDA attributable to Properties which were sold either during such quarter or after such quarter through the date of determination will be excluded from the calculation of Capitalization Value for such quarter.

        "Cash Equivalents" shall mean (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., or (iii) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

        "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any replacement or successor statute, and the regulations promulgated thereunder from time to time.

        "Collateral Letter of Credit" means any irrevocable unconditional Letter of Credit issued in the name of the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent and drawn on a bank having a rating of at least A by S&P and otherwise reasonably satisfactory to the Administrative Agent.

        "Combined Operating EBITDA" means income before extraordinary items and after adjustment to eliminate the effect of any gains or losses from sales of assets (reduced to eliminate interest income and any income from Investment Affiliates), as reported by the Consolidated Group in accordance with GAAP, plus interest


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expense, depreciation, amortization and income tax (if any) expense plus the
Consolidated Group Pro Rata Share of such income (adjusted as described above) of any Investment Affiliate (provided that no item of income or expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories).

        "Commitment" means the obligation of each Lender to make Advances (including Advances to repay draws under Facility Letters of Credit Obligations) not exceeding in the aggregate the amount set forth opposite its signature below, or the amount stated in any subsequent amendment hereto, as such amount may be modified from time to time pursuant to the terms hereof.

        "Competitive Bid Borrowing Notice" is defined in Section 2.16(f).

        "Competitive Bid Lender" means a Lender which has a Competitive Bid Loan outstanding.

        "Competitive Bid Loan" is a Loan made pursuant to Section 2.16 hereof.

        "Competitive Bid Note" means the promissory note payable to the order of each Lender in the form attached hereto as Exhibit B-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

        "Competitive Bid Quote" means a response submitted by a Lender in the form attached as Exhibit C-3 to the Administrative Agent with respect to a Competitive Bid Quote Request.

        "Competitive Bid Quote Request" means a written request from Borrower to Administrative Agent in the form attached as Exhibit C-1.

        "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.




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        "Consolidated Group" means the Borrower, the Financing Partnership, the
General Partner and any other subsidiary partnerships or entities of any of them which are required under GAAP to be consolidated with the Borrower, the Financing Partnership and the General Partner for financial reporting purposes.

        "Consolidated Group Pro Rata Share" means with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate, determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate after repayment in full of all Indebtedness of such Investment Affiliate.

        "Consolidated Secured Debt" means as of any date of determination, the aggregate principal amount of all Consolidated Total Indebtedness outstanding at such date which is secured by a Lien on any asset of the obligor thereunder (or, but without duplication, with respect to members of the Consolidated Group other than the Borrower and the Guarantors, on the Capital Stock of the obligor thereunder), including without limitation loans secured by mortgages, stock, or partnership interests.

        "Consolidated Unsecured Debt" means as of any date of determination, the aggregate principal amount of all Consolidated Total Indebtedness outstanding at such date other than Consolidated Secured Debt.

        "Consolidated Total Indebtedness" means as of any date of determination, the sum of (i) all Indebtedness of the Consolidated Group outstanding at such date, after eliminating intercompany items among members of the Consolidated Group plus (ii) without duplication, the Consolidated Group Pro Rata Share of all Indebtedness of Investment Affiliates outstanding at such date; provided that for purposes of defining "Consolidated Total Indebtedness" the term "Indebtedness" shall not include any short term debt, such as accounts payable or short term expenses, of the Consolidated Group or any Investment Affiliate.




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        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with all or any of the entities in the Consolidated Group, are treated as a single employer under Sections 414(b) or 414(c) of the Code.

        "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as such corporate base rate changes.

        "Default" means an event which, with notice or lapse of time or both, would become an Event of Default.

        "Default Rate" means with respect to any Advance, a rate equal to the interest rate applicable to such Advance plus three percent (3%) per annum.

        "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

        "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans and has been approved by the Borrower and the Administrative Agent pursuant to a Designation Agreement in the form attached hereto as Exhibit K.

        "Dollars" and "$" mean United States Dollars.

        "Duff & Phelps" means Duff & Phelps Credit Rating Company.

        "Effective Date" means each Borrowing Date and, if no Borrowing Date has occurred in the preceding calendar month, the first Business Day of each calendar month.

        "Environmental Laws" means any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental


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Authority having jurisdiction over the Consolidated Group, the Investment
Affiliates or their respective assets, and regulating or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the operations of the Consolidated Group, the Investment Affiliates, as applicable, their respective assets or Properties.

        "Equity Value" is defined in Section 10.10 hereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder from time to time.

        "Event of Default" means any event set forth in Article X hereof.

        "Facility" means the unsecured revolving credit facility described in
Section 2.1.

        "Facility Fee" and "Facility Fee Rate" are defined in Section 2.7.

        "Facility Letter of Credit" means a Letter of Credit issued hereunder.

        "Facility Letter of Credit Fee" is defined in Section 3.8.

        "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, without duplication, of the Borrower with respect to Facility Letters of Credit, including the aggregate undrawn face amount of the then outstanding Facility Letters of Credit, but not including Reimbursement Obligations.

        "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the



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quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

        "Financeable Ground Lease" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("Mortgagee") which include, among other things (i) a remaining term of no less than 25 years from the Agreement Execution Date, (ii) that the lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so,
(iii) a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) free transferability of the tenant's interest under the ground lease and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

        "Financing Partnership" means Bradley Financing Partnership, a Delaware general partnership, the managing general partner of which is Bradley Financing Corp., a Delaware corporation and the other general partner of which is the Borrower.

        "First Chicago" means The First National Bank of Chicago, in its individual capacity.

        "Fitch" means Fitch Investors Service, L.P.

        "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount of the Aggregate Commitment actually disbursed and outstanding to Borrower by such Lender at such time, and the denominator of which is the total amount of the Aggregate Commitment disbursed and outstanding to Borrower by all of the Lenders at such time.

        "Funds From Operations" shall mean "funds from operations" as such term is defined from time to time by The National Association of Real Estate Investment Trusts.



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        "GAAP" means generally accepted accounting principles in the United
States of America consistent with those utilized in preparing the audited financial statements of the Consolidated Group required hereunder.

        "General Partner" means Bradley Real Estate, Inc.

        "Guarantee Obligation" means as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of the guaranteeing person (or any other Person [including, without limitation, any bank under any letter of credit] if the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation in favor of such other Person) guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the amount of the primary outstanding obligation as of the applicable date of determination relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        "Guarantors" means Bradley Real Estate, Inc. and Bradley Financing Partnership, jointly and severally.


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        "Guaranty" means the Guaranty executed by the Guarantors in the form attached hereto as Exhibit D.

        "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and other accounts payable, and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under financing leases and capital leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated indebtedness of the Consolidated Group, Guarantee Obligations of any member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group so as to avoid double-counting), (g) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries, and (h) such Person's pro rata share of debt for borrowed money of Investment Affiliates and any loans where such Person is liable as a general partner.

        "Initial Advance" means the initial funding on the first Borrowing Date to the Borrower which shall not exceed the Aggregate Commitment.

        "Insolvency" or "Insolvent" when used with respect to a Person, shall refer to a Person who would fail to meet the test set forth in Section 6.5 hereof.

        "Interest Expense" means all interest expense of the Consolidated Group determined in accordance with GAAP plus (i) capitalized interest, plus (ii) the allocable portion (based on liability) of any accrued or paid interest incurred on any obligation for which the Consolidated Group is wholly or partially liable under repayment, interest carry, or performance guarantees, or other relevant liabilities, plus (iii) the Consolidated Group Pro Rata Share of any accrued or paid interest



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incurred on any Indebtedness of any Investment Affiliate, whether recourse or non-recourse, provided that no expense shall be included more than once in such calculation even if it falls within more than one of the foregoing categories.

        "Interest Period" means either an Absolute Interest Period or a LIBOR Interest Period. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

        "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group on the consolidated financial statements of the Consolidated Group.

        "Invitation for Competitive Bid Quotes" means a written notice in the form attached as Exhibit C-2 hereto to the Lenders from the Administrative Agent with respect to a Competitive Bid Quote Request.

        "Issuance Date" is defined in Section 3.4(a)(2).

        "Issuance Notice" is defined in Section 3.4(c).

        "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. The Administrative Agent shall be the sole Issuing Bank, provided that, if the Administrative Agent is unable to issue Facility Letters of Credit as a result of Section 3.2(i) or
Section 3.3(ii) hereof, the Borrower may select another Lender to act as the Issuing Bank by written notice to the Administrative Agent and with the approval of such other Lender.



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        "Known Default" means a Default which is actually known by any executive officer of the General Partner to have occurred.

        "Lenders" means, collectively, First Chicago, BankBoston and the other Persons executing this Agreement in such capacity, or any Person which subsequently executes and delivers any amendment hereto and becomes a party hereto in such capacity in accordance with the terms and conditions of this Agreement and each of their respective permitted successors and assigns. Where reference is made to "the Lenders" in any Loan Document it shall be read to mean "all of the Lenders".

        "Lending Installation" means any continental U.S. office of any Lender authorized to make loans similar to the Advances described herein.

        "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

        "Letter of Credit Collateral Account" is defined in Section 3.9.

        "Letter of Credit Request" is defined in Section 3.4(a).

        "LIBOR Advance" means an Advance that bears interest at the Adjusted LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

        "LIBOR Applicable Margin" means, as of any date with respect to any ratable LIBOR Advance, the Applicable Margin in effect for such LIBOR Advance as determined in accordance with Section 2.6 hereof.

        "LIBOR Interest Period" means, with respect to a LIBOR Advance, a period of one, two, three or six months, as selected in advance by the Borrower.

        "Lien" means any mortgage, pledge, negative pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any filing of a financing statement as debtor under the Uniform Commercial Code




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on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement).

        "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

        "Loan Documents" means this Agreement, the Notes, the Guaranty and any and all other agreements or instruments now or hereafter required by Lenders hereunder and executed and delivered by the Borrower or any Guarantor from time to time and evidencing, securing or guaranteeing the Obligations, as any of the foregoing may be amended from time to time.

        "Margin Stock" has the meaning ascribed to it in Regulation U of the Board of Governors of the Federal Reserve System.

        "Material Adverse Effect" means, with respect to any matter, that such matter in the Required Lenders' good faith judgment may (x) materially and adversely affect the business, properties, condition or results of operations of the Consolidated Group taken as a whole, or (y) constitute a non-frivolous challenge to the validity or enforceability of any material provision of and have a material adverse effect on, any Loan Document against any obligor party thereto.

        "Material Adverse Financial Change" shall be deemed to have occurred if the Required Lenders, in their good faith judgment, determine that a material adverse financial change has occurred which may reasonably be expected to prevent timely repayment of any Advance hereunder or materially impair Borrower's or either Guarantor's ability to perform their respective material obligations under any of the Loan Documents.

        "Material Subsidiary" is defined in Section 10.10 hereof.

        "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, radon, polychlorinated biphenyls and urea-formaldehyde insulation.





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

        "Maturity Date" means the earliest to occur of (i) December 22, 2000, or
(ii) such other date on which the Advances become due and payable pursuant to the terms of this Agreement.

        "Monetary Default" means any Default involving Borrower's failure to pay any of the Obligations when due.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Note" means the promissory note payable to the order of each Lender in the amount of such Lender's Commitment in the form attached hereto as Exhibit B-1 (collectively, the "Notes"), together with any extension, modification, amendment or replacement thereof.

        "Obligations" means the outstanding aggregate principal balance of all Loans hereunder, all accrued and unpaid interest and fees and all other obligations of Borrower to the Administrative Agent or any or all of the Lenders arising under this Agreement or any of the other Loan Documents.

        "Operating Partnership" means the Borrower.

        "Participants" is defined in Section 13.2.1 hereof.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Percentage" means, with respect to each Lender, the applicable percentage of the then-current Aggregate Commitment represented by such Lender's then-current Commitment.

        "Permitted Liens" are defined in Section 9.6 hereof.

        "Person" means an individual, a corporation, a limited or general partnership, a limited liability company, a trust, an association, a joint venture or any other entity or organization, including a governmental or political subdivision or an agent or instrumentality thereof.

        "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, whether or not terminated, as to which the

Borrower or any member of the Controlled Group may have any liability.

        "Project" means any improved real property owned in fee simple or ground leased by the Consolidated Group.

        "Projects Under Development" means as of any date of determination, any Project which is under construction and then treated as an asset under development under GAAP, both such land and improvements under construction to be valued for purposes of this Agreement at then-current book value, as determined in accordance with GAAP.

        "Property" means each parcel of real property owned in fee simple, ground leased or operated from time to time by the Consolidated Group or any Investment Affiliate.

        "Property Operating Income" means, with respect to any Property, for any period, revenues from rental operations net of operating expenses (computed in accordance with GAAP but without deduction for reserves) attributable to such Property plus depreciation, amortization and interest expense with respect to such Property for such period, and, if such period is less than a year, adjusted by straight lining various ordinary operating expenses which are payable less frequently than once during every such period (e.g. real estate taxes and insurance). At the request of either Borrower or the Administrative Agent, the earnings from rental operations reported for the immediately preceding fiscal quarter shall be adjusted to include budgeted pro forma earnings (as substantiated to the reasonable satisfaction of the Administrative Agent) for an entire quarter for any Property acquired or placed in service during the then-current fiscal quarter and to exclude earnings with respect to such immediately preceding fiscal quarter from any Property not owned as of the date of determination.

        "Purchasers" is defined in Section 13.3.1 hereof.

        "Qualified Lender" is defined in Section 13.3.1 hereof.

        "Qualified Officer" means, with respect to any entity, the chief financial officer, chief accounting officer or controller of such entity if it is a corporation or of such entity's general partner if it is a partnership.

        "Rate Option" means the Adjusted Alternate Base Rate or the Adjusted LIBOR Rate or the Absolute Rate (only as applicable to Competitive Bid Loans). The Rate Option in effect on any date shall always be the Adjusted Alternate Base Rate unless the Borrower has properly selected the Adjusted LIBOR Rate pursuant to Section 2.11 hereof or a Competitive Bid Loan pursuant to Section
2.16 hereof.

        "Rating Period" means any period during the term of the Facility during which the Borrower's or General Partner's long-term, senior unsecured debt has been rated by at least two of S&P, Moody's, Fitch and Duff & Phelps (at least one of which is S&P or Moody's) and the lower of the highest two ratings (at least one of which is from S&P or Moody's) is at least BBB- (S&P) or Baa3 (Moody's) or an equivalent rating from Fitch or Duff & Phelps.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

        "Reimbursement Obligations" means at any time, the aggregate of those Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

        "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

        "Required Lenders" means Lenders in the aggregate having in excess of 60% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding in excess of 60% of the aggregate unpaid principal amount of the outstanding Advances.

        "Reserve Requirement" means, with respect to a LIBOR Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities, which requirement is currently zero.

        "S&P" means Standard & Poor's Ratings Group and its successors.

        "Subsidiary" means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and provided such corporation, partnership or other entity is consolidated with such Person for financial reporting purposes under GAAP.

        "Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

        "Swingline Commitment" means the obligation of the Swingline Lender to make Swingline Loans not exceeding $20,000,000 in the aggregate outstanding from time to time.

        "Swingline Lender" shall mean Administrative Agent, in its capacity as a Lender.

        "Swingline Loan" means a Loan made by the Swingline Lender under the special availability provisions described in Sections 2.17 hereof.

        "Transferee" is defined in Section 13.4 hereof.

        "Unencumbered Asset" means any Project 100% of which is owned or ground leased by the Borrower, one of the Guarantors or a Wholly-Owned Subsidiary, or any combination of them (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens other than Permitted Liens under clauses (i) through (v) of Section 9.6 hereof, (b) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset but excluding this Agreement) which prohibits or limits the ability of the owner of such Project, to create, incur, assume or suffer to exist any Lien upon any assets (or, in the case of a Wholly-Owned Subsidiary owner, the Capital Stock of such owner), (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Liens (other than Permitted Liens under clauses (i) through (v) of Section 9.6 hereof) on any assets (or, in the case of a Wholly-Owned Subsidiary owner, the Capital Stock) of such owner or would entitle any Person to the benefit of any Liens (other than Permitted Liens under clauses (i) through (v) of Section 9.6 hereof) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), (d) is not the subject of any material architectural/engineering issue, as evidenced by a certification of Borrower, and (e) is materially compliant with the representations and warranties in Section 6.26 below. No Project of a Wholly-Owned Subsidiary shall be deemed to be unencumbered unless both such Project and all Capital Stock of such Wholly-Owned Subsidiary is unencumbered as provided herein and neither such Wholly-Owned Subsidiary nor any intervening Wholly-Owned Subsidiary between the Borrower and such Wholly-Owned Subsidiary has any Indebtedness for borrowed money (other than (i) Indebtedness due to the Borrower and (ii) any incidental Indebtedness and GAAP liabilities owing to parties other than the Borrower, without duplication, not exceeding, in the aggregate, two percent (2%) of the Capitalization Value of the Unencumbered Assets owned by such Wholly-Owned Subsidiary).

        "Value of Unencumbered Assets" means, as of any date, the amount determined by dividing (A) the annualized Property Operating Income from each Project which is an Unencumbered Asset as of such date based on a calculation period which shall be either the immediately preceding full fiscal quarter or, if so requested by Borrower or the Administrative Agent, the then-current partial fiscal quarter by (B) 10.25%, provided that not more than 15% of the Value of Unencumbered Assets shall be attributable to Unencumbered Assets which are ground leased. If a Project has been acquired during such a calculation period then Borrower shall be entitled to include budgeted pro forma Property Operating Income from such property for the entire calculation period in the foregoing calculation. If a Project is no longer owned as of the date of calculation, then no value shall be included based on capitalizing Property Operating Income from such Project.

        "Wholly-Owned Subsidiary" means a member of the Consolidated Group in which 100% of the ownership interests are held, directly or indirectly, by the Borrower and the Guarantors, in the aggregate.

        The foregoing definitions shall be equally applicable to both the singular and the plural forms of the defined terms.

        I.2 Financial Standards. All financial computations required of a Person under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, except that if any Person's financial statements are not audited, such Person's financial statements shall be prepared in accordance with the same sound accounting principles utilized in connection with the financial information submitted to Lenders with respect to the Borrower, the Financing Partnership or the General Partner or the Properties in connection with this Agreement and shall be certified by an authorized representative of such Person.


                                   ARTICLE II

                                  THE FACILITY

        II.1    The Facility.

                (a Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and Guarantors contained herein, Lenders agree, severally and not jointly, to make Advances through the Administrative Agent to Borrower from time to time prior to the Maturity Date, provided that the making of any such Advance will not cause the then Allocated Facility Amount to exceed the then-current Aggregate Commitment. The Advances may be ratable Adjusted Alternate Base Rate Advances, ratable LIBOR Advances, non-pro rata Swingline Loans or non-pro rata Competitive Bid Loans. Except as provided in Sections 2.16 and 2.17 hereof, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which when aggregated with such Lender's Percentage of (i) all other Advances (other than Competitive Bid Loans) then outstanding,
(ii) all Swingline Advances and (iii) all Facility Letter of Credit Obligations would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time and from time to time prior to the Maturity Date.

                (b The Facility created by this Agreement, and the Commitment of each Lender to lend hereunder, shall terminate on the Maturity Date.

        II.2 Principal Payments. Any outstanding Advances (other than Competitive Bid Loans, which may be required to be paid earlier, as hereinafter provided, but must in all circumstances be paid no later than the Maturity Date) and all other unpaid Obligations shall be paid in full by the Borrower on the Maturity Date or earlier as specifically set forth herein. Each Competitive Bid Loan shall be paid in full or be replaced by a new Advance by the last day of the applicable Interest Period, subject to the notice and cure period described in Section 2.16(i) below. To the extent so provided in any accepted Competitive Bid Quote, unless otherwise agreed to in writing by the holder thereof, no Competitive Bid Loan may be prepaid prior to the last day of the applicable Interest Period.

        II.3 Requests for Advances; Responsibility for Advance. The Advances shall be made available to Borrower by Administrative Agent in accordance with
Section 2.1(a), Section 2.11(a), Section 2.16 and Section 2.17 hereof. The obligation of each Lender to fund its Percentage of each ratable Advance shall be several and not joint.

        II.4 Evidence of Credit Extensions. The Advances of each Lender outstanding at any time (other than Competitive Bid Loans, which are evidenced by the Competitive Bid Notes) shall be evidenced by the Notes. Each Note executed by the Borrower shall be in a maximum principal amount equal to each Lender's Percentage of the Aggregate Commitment. Each Lender shall record Advances and principal payments thereof on the schedule attached to its Note or, at its option, in its records, and each Lender's record thereof shall be conclusive absent Borrower furnishing to such Lender conclusive and irrefutable evidence of an error made by such Lender with respect to that Lender's records. Notwithstanding the foregoing, the failure to make, or an error in making, a notation with respect to any Advance or payment shall not limit or otherwise affect the obligations of Borrower hereunder or under the Notes to pay the amount actually owed by Borrower to Lenders.

        II.5 Ratable and Non-Pro Rata Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.17 and Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with
Section 2.16. The ratable Advances may be Adjusted Alternate Base Rate Advances, LIBOR Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11.

        II.6 Applicable Margins. The ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different types of Advances shall vary from time to time in accordance with the most recently issued ratings for Borrower's or General Partner's long-term, senior unsecured debt as follows:

                                                                                                          Below either
                                                                                                          BBB- or Baa3
Ratings:                                                                                                  or less than
S&P/Moody's                            A-/A3        BBB+/Baa1          BBB/Baa2         BBB-/Baa3          two ratings
----------------------------------------------------------------------------------------------------------------------
Alternate Base Rate                      0              0                 0                 0                  25
Margin
----------------------------------------------------------------------------------------------------------------------
LIBOR Margin                            70              80                90               100                 125
----------------------------------------------------------------------------------------------------------------------
Facility Fee Rate                       15              15                15                15                 25
======================================================================================================================

        All margins and fees are in basis points per annum, and change as and when the rating classification changes.

        If the Borrower has two credit ratings at different levels, the lower of the two credit ratings shall be used. If the Borrower has more than two credit ratings from rating agencies satisfactory to the Administrative Agent, and the ratings are not equivalent, then the margins and fee rates will be determined by the lower of the two highest ratings, provided each of the two highest ratings are Investment Grade, and at least one of the ratings shall be Investment Grade from Moody's or S&P. "Investment Grade" shall mean a credit rating of BBB- or above from S&P, Baa3 or above from Moody's or an equivalent rating from another rating agency.

        In the event that both S&P or Moody's shall cease to follow the REIT industry, an alternate agency will be selected that is mutually acceptable to the Required Lenders and the Borrower.

         II.7 Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") calculated on a daily basis beginning on the Agreement Execution Date and each day thereafter while the Aggregate Commitments are in effect equal to the applicable per annum Facility Fee Rate in effect for such day, as shown in
Section 2.6 hereof, converted to a per diem rate, times the then Aggregate Commitment. The Facility Fee shall be shared among the Lenders based on their respective Percentages and shall be paid quarterly in arrears on the last Business Day of each calendar quarter.

        II.8 Other Fees. The Borrower shall pay the fee due to the Administrative Agent in connection with Competitive Bid Loans as described in
Section 2.16. The Borrower agrees to pay all other fees payable to the Administrative Agent and the Arrangers pursuant to the Borrower's prior letter agreements with them.

        II.9 Minimum Amount. Each ratable LIBOR Advance shall be in the minimum amount of $2,000,000 (and in multiples of $100,000 if in excess thereof).

        II.10    Interest.

                (a The outstanding principal balance under the Notes shall bear interest from time to time at a rate per annum equal to:

                                (i0        the Adjusted Alternate Base Rate; or

                               (ii0 at the election of Borrower with respect to
                all or portions of the Obligations, the Adjusted LIBOR Rate.

The outstanding principal balance under the Competitive Bid Notes shall bear interest from time to time at a rate per annum determined pursuant to Section
2.16 hereof equal to:

                                (i)        the Absolute Rate; or

                                (ii) the Adjusted LIBOR Rate (using the Competitive LIBOR Margin).

                (b All interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest accrued on each Adjusted Alternate Base Rate Advance and Swingline Loan shall be payable in arrears from time to time on each of (i) the first day of each calendar month, (ii) the Maturity Date, and
(iii) any other date on which such Advance or Swingline Loan is repaid. Interest accrued on each LIBOR Advance shall be payable in arrears from time to time on each of (i) the last day of the applicable LIBOR Interest Period, (ii) the last day of the third month of any LIBOR Interest Period in excess of three months,
(iii) the Maturity Date, and (iv) any other date on which such Advance is repaid. Interest shall not be payable for the day of any payment on the amount paid if payment is received by Administrative Agent prior to noon (Chicago time). If any payment of principal or interest under the Notes or the Competitive Bid Notes shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of principal, such extension of time shall be included in computing interest due in connection with such payment; provided that (i) such extension shall not result in any double-counting of interest on such payment and (ii) for purposes of Section 10.1 hereof, any payments of principal described in this sentence shall be considered to be "due" on such next succeeding Business Day.

        II.11    Selection of Rate Options and LIBOR Interest Periods.

                (a Borrower, from time to time, may select the Rate Option and, in the case of each LIBOR Advance, the commencement date (which shall be a Business Day) and the length of the LIBOR Interest Period applicable to each LIBOR Advance. Borrower shall give Administrative Agent irrevocable notice (a "Borrowing Notice" not later than (i) 11:00 a.m. (Chicago time) at least one Business Day prior to an Adjusted Alternate Base Rate Advance, (ii) 11:00 a.m. (Chicago time) at least three (3) Business Days prior to a ratable LIBOR Advance, and (iii) not later than 11:00 a.m. (Chicago time) on the Borrowing Date for each Swingline Loan, specifying:

                                (i) the Borrowing Date, which shall be a
                Business Day, of such Advance,

                                (ii) the aggregate amount of such Advance,

                                (iii) the Rate Options selected, and

                                (iv) in the case of each LIBOR Advance, the
                LIBOR Interest Period applicable thereto.

         The Borrower shall also comply with the conditions set forth in the last grammatical paragraph of Section 5.1 for such Advance. Administrative Agent shall provide each Lender by facsimile with a copy of each Borrowing Notice and each Conversion/Continuation Notice on the same Business Day it is received. Unless otherwise requested in writing by Borrower prior to such date, with respect to each such Reimbursement Obligation, the Borrower hereby irrevocably requests an Adjusted Alternate Base Rate Advance on each Business Day on which Reimbursement Obligations are due, in the amount of such Reimbursement Obligations and the Administrative Agent shall give the Lenders notice of each such requested Advance in the same manner as other Adjusted Alternate Base Rate Advances.

         Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent. Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

                  (b Administrative Agent shall, as soon as practicable after receipt of a Borrowing Notice requesting a LIBOR Advance, determine the Adjusted LIBOR Rate applicable to the requested ratable LIBOR Advance and inform Borrower and Lenders of the same. Each determination of the Adjusted LIBOR Rate by Administrative Agent shall be conclusive and binding upon Borrower in the absence of manifest error.

                  (c If Borrower shall prepay a LIBOR Advance other than on the last day of the LIBOR Interest Period applicable thereto, Borrower shall be responsible to pay all amounts due to Lenders as required by Section 4.4 hereof. The Lenders shall not be obligated to match fund their LIBOR Advances.

                  (d As of the end of each LIBOR Interest Period selected for a LIBOR Advance, such LIBOR Advance will become an Adjusted Alternate Base Rate Advance, unless Borrower has once again selected a LIBOR Interest Period in accordance with the timing and procedures set forth in Section 2.11(g).

                  (e The right of Borrower to select the Adjusted LIBOR Rate for an Advance pursuant to this Agreement is subject to the availability to Lenders of a similar option as described in Section 4.2 below.

                  (f In no event may Borrower elect a LIBOR Interest Period which would extend beyond the scheduled Maturity Date. Unless the Required Lenders agree thereto, in no event may Borrower have more than five (5) different LIBOR Interest Periods for ratable LIBOR Advances outstanding at any one time.

                  (g       Conversion and Continuation.

                                  (i0 Borrower may elect from time to time,
                  subject to the other provisions of this Section 2.11, to convert all or any part of a ratable Advance into any other type of Advance; provided that any conversion of a ratable LIBOR Advance shall be made on, and only on, the last day of the LIBOR Interest Period applicable thereto.

                                 (ii0 Adjusted Alternate Base Rate Advances
                  shall continue as Adjusted Alternate Base Rate Advances unless and until such Adjusted Alternate Base Rate Advances are converted into ratable LIBOR Advances pursuant to a Conversion/Continuation Notice from Borrower in accordance with Section 2.11(g)(iv). LIBOR Advances shall continue until the end of the then applicable LIBOR Interest Period therefor, at which time each such Advance shall be automatically converted into an Adjusted Alternate Base Rate Advance unless the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice in accordance with Section 2.11(g)(iv) requesting that, at the end of such LIBOR Interest Period, such Advance continue as an Advance of such type for the same or another LIBOR Interest Period.

                                (iii0 Notwithstanding anything to the contrary
                  contained in Sections 2.11(g)(i) or (g)(ii), no Advance may be converted into a LIBOR Advance or continued as a LIBOR Advance (except with the consent of the Required Lenders) when any Monetary Default or Event of Default has occurred and is continuing.

                                 (iv0 The Borrower shall give the Administrative
                  Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m. (Chicago time) on the Business Day immediately preceding the date of the requested conversion, in the case of a conversion into an Adjusted Alternate Base Rate Advance, or 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, in the case of a conversion into or continuation of a ratable LIBOR Advance, specifying: (1) the requested date (which shall be a Business
                  Day) of such conversion or continuation; (2) the amount and type of the Advance to be converted or continued; and (3) the amounts and type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a ratable LIBOR Advance, the duration of the LIBOR Interest Period applicable thereto.

         II.12 Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent's address specified herein, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower and each Lender, by noon (local time) on the date when due and shall be applied ratably by Administrative Agent among Lenders (except, as applicable, with respect to the Swingline Loans and the Competitive Bid Loans). Each payment delivered to Administrative Agent for the account of any Lender by the time of day specified herein shall be delivered on the same Business Day by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified herein or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. All payments received by the Administrative Agent from the Borrower for the account of the Lenders shall be disbursed to the applicable Lenders no later than the next Business Day following the day such payment is received in good funds by the Administrative Agent. If payments received by the Administrative Agent from the Borrower are not disbursed to the applicable Lenders the same day as they are received, such funds shall be invested overnight by the Administrative Agent and each Lender will receive its Percentage of any interest so earned. The Lenders acknowledge that the Administrative Agent does not guarantee any particular level of return on the overnight funds and that the Administrative Agent will invest such funds as it deems prudent from time to time. Administrative Agent is hereby authorized to charge the account, if any, of Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         II.13 Default. Notwithstanding the foregoing, during the continuance of a Monetary Default or an Event of Default, Borrower shall not have the right to request a LIBOR Advance, request a Competitive Bid Loan, select a new LIBOR Interest Period for an existing ratable LIBOR Advance or convert any Adjusted Alternate Base Rate Advance to a ratable LIBOR Advance. During the continuance of a Monetary Default or an Event of Default, without notice in the case of an Event of Default under Section 10.10 hereof or at the election of the Required Lenders by notice to Borrower in all other cases, all outstanding Advances shall bear interest at the applicable Default Rates until such Monetary Default or Event of Default ceases to exist or the Obligations are paid in full.

         II.14 Lending Installations. Each Lender may book its Advances at any Lending Installation selected by such Lender and may change its Lending Installation from time to time, provided that such change does not impose any material additional financial obligation on the Borrower. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and Borrower, designate a Lending Installation through which Advances will be made by it and for whose account payments are to be made.

         II.15 Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (i) in the case of a Lender, an Advance, or (ii) in the case of Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate (as determined by Administrative Agent) for such day or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

         2.16     Competitive Bid Loans.

                  (a) Competitive Bid Option. In addition to ratable Advances pursuant to Section 2.5, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in Section 2.1(a) as to the maximum

Allocated Facility Amount), the Borrower may, as set forth in this Section 2.16, but only during a Rating Period, request the Lenders, prior to the Maturity Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.16. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes. To the extent so provided in any accepted Competitive Bid Quote, Competitive Bid Loans may not be prepaid without the prior written consent of the holder thereof.

                  (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.16, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit C-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin, or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate, specifying:

                                  (i0 the proposed Borrowing Date for the
                  proposed Competitive Bid Loan,

                                  (ii0 the requested aggregate principal amount
                  of such Competitive Bid Loan, which shall not be less than $5,000,000 and which shall be an integral multiple of $1,000,000,

                                  (iii0 whether the Competitive Bid Quotes
                  requested are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                                  (iv0 the LIBOR Interest Period, if a
                  Competitive LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period (but not more than five Interest Periods) in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business

Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other conforming Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the form of Exhibit C-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

                  (c Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.16(b), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.16.

                  (d  Submission and Contents of Competitive Bid Quotes.

                                  (i0 Each Lender may, in its sole discretion,
                  submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.16(d) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that Competitive Bid Quotes submitted by First Chicago may only be submitted if the Administrative Agent or First Chicago notifies the Borrower of the terms of the offer or offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent, which consent shall only be given on the instructions of the Borrower.

                                 (ii0 Each Competitive Bid Quote shall be in
                  substantially the form of Exhibit C-3 hereto and shall in any case specify:

                                            (a) the proposed Borrowing Date,
                           which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                                            (b) the principal amount of the
                           Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                                            (c) as applicable, the Competitive
                           LIBOR Margin and Absolute Rate offered for each such Competitive Bid Loan,

                                            (d) the minimum amount, if any, of
                           the Competitive Bid Loan which may be accepted by the Borrower,

                                            (e) the identity of the quoting
                           Lender, provided that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in Section 2.16(j), regardless of whether that is specified in the Competitive Bid Quote, and

                                            (f) whether or not such Competitive
                           Bid Loan may be prepaid prior to the last day of the applicable Interest Period.

                           (iii0            The Administrative Agent shall
                  reject any Competitive Bid Quote that:

                                            (a) is not substantially in the form
                           of Exhibit C-3 hereto or does not specify all of the information required by Section 2.16(d)(ii),

                                            (b) contains qualifying, conditional
                           or similar language, other than any such language contained in Exhibit C-3 hereto (including the requirement as to minimum amounts),

                                            (c) proposes terms other than or in
                           addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                                            (d) arrives after the time set forth
                           in Section 2.16(d)(i).

                  If any Competitive Bid Quote shall be rejected pursuant to this Section 2.16(d)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

                  (e Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.16(d) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered and, if applicable, restrictions on prepayment and minimums on the aggregate principal amounts of any offer for a Competitive Bid Loan which may be accepted.

                  (f) Acceptance and Notice by Borrower. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a

Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.16(e); provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

                                  (i) the aggregate principal amount of all
                  Competitive Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                                 (ii) acceptance of offers may only be made on
                  the basis of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                                (iii) the Borrower may not accept any offer that
                  is described in Section 2.16(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers provided, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice, the principal amounts of the Competitive Bid Loans allocated to each participating Lender and the interest rates applicable to such Competitive Bid Loans.

                  (h) Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee of $1,000 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to Section 2.16(b). Such administration fee shall be payable monthly in arrears on the first Business Day of each month and on the Maturity Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

                  (i) Other Terms. Any Competitive Bid Loan shall not reduce the Commitment of the Competitive Bid Lender making such Competitive Bid Loan (except as the availability of other Advances is reduced by the increase in the Allocated Facility Amount due to such Competitive Bid Loan), and each such Competitive Bid Lender shall continue to be obligated to fund its full percentage of all pro rata Advances under the Facility up to such Lender's Commitment. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed 50% of the then Aggregate Commitment. Competitive Bid Loans may not be continued and, if not repaid at the end of the Interest Period applicable thereto, subject to the notice and cure provisions in the following sentence, shall (subject to the conditions to Advances set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with this Section 2.16 or by ratable Advances in accordance with Section 2.11. If the Borrower fails to repay a Competitive Bid Loan at the end of the Interest Period applicable thereto, such Competitive Bid Loan shall bear interest at the Default Rate thereafter until repaid, the Borrower shall pay a late payment fee of $500 each to the applicable Competitive Bid Lender or Lenders and the Administrative Agent and the Borrower's failure to repay such Competitive Bid Loan within three (3) Business Days after written demand for payment given by the applicable Competitive Bid Lender or Lenders making such Competitive Bid Loan shall be an Event of Default.

                  (j) Designated Lenders. A Lender may designate its Designated Lender to fund a Competitive Bid Loan on its behalf as described in Section 2.16(d)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         II.17 Swingline Loans. In addition to the other options available to Borrower hereunder, up to $20,000,000 of the Swingline Commitment, shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with Section 2.11(a) hereof. All Swingline Loans shall bear interest at the Adjusted Alternate Base Rate and shall be deemed to be Adjusted Alternate Base Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans (other than Competitive Bid Loans) by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided that (i) no Lender shall be required to have total outstanding Loans (other than Competitive Bid Loans) plus its Percentage of Facility Letters of Credit to be in an amount greater than its Commitment and (ii) no Lender shall be required to purchase its Percentage of any Swingline Loan made by the Swingline Lender if the Swingline Lender had actual knowledge that an Event of Default had occurred and was continuing at the time such Swingline Loan was disbursed. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of an Adjusted Alternate Base Rate Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in Section 10.10 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) days at a time. If any Swingline Loan is not repaid by the Borrower by such fifth day, the Swingline Lender shall cause the other Lenders to purchase their respective Percentages of such Swingline Loan as described above.

         II.18 Increase in Aggregate Commitment. The Borrower may increase the Aggregate Commitment from time to time up to $250,000,000 by agreement with existing Lenders or new banks which when approved by the Administrative Agent will become Lenders to provide all or a portion of such increase, with such upfront fees and arrangement fees as may then be mutually agreed upon between the Borrower, the Administrative Agent and the Lenders providing such increase.

         II.19 Application of Moneys Received. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                                 (i) to the payment of all reasonable costs
                  incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                                 (ii) to the reimbursement of any amounts due to
                  any of the Lenders in accordance with Article IV;

                                 (iii) first to the payment of any fee due
                  pursuant to Section 3.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank until such fee is paid in full, then next to the payment of the Facility Fee and Facility Letter of Credit Fee to the Lenders, if then due, in that order on a pro rata basis in accordance with the respective amounts of such fees due to the Lenders and then finally to the payment of all fees then due to the Administrative Agent in its capacity as Administrative Agent and not as a Lender;

                                 (iv) to payment of the full amount of interest
                  and principal on the Swingline Loans;

                                 (v) first to interest until paid in full and
                  then to principal for all Lenders (other than Defaulting Lenders) (i) as allocated by the Borrower (unless an Event of Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed in accordance with the Percentages of the Lenders) or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders;

                                 (vi) any other sums due to the Administrative
                  Agent or any Lender under any of the Loan Documents; and

                                (vii) to the payment of any sums due to each
                  Defaulting Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         II.20 Voluntary Reduction of Aggregate Commitment Amount. Upon at least five (5) Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to permanently reduce the Aggregate Commitment provided that (a) Borrower may not reduce the Aggregate Commitment below the Allocated Facility Amount at the time of such requested reduction, (b) any such partial reduction shall be in the minimum aggregate amount of Five Million Dollars (U.S. $5,000,000) or any integral multiple of Five Million Dollars (U.S. $5,000,000) in excess thereof, and (c) Borrower may not reduce the Aggregate Commitment to an amount less than Fifty Million Dollars (U.S. $50,000,000). Any reduction of the Aggregate Commitment shall be applied pro rata to each Lender's Commitment.


                                   ARTICLE III

                        THE LETTER OF CREDIT SUBFACILITY

         III.1 Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Guarantors herein set forth, the Issuing Bank hereby agrees to issue for the account of Borrower, one or more Facility Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Agreement Execution Date and ending on a date five (5) Business Days prior to the scheduled Maturity Date.

         III.2 Types and Amounts. The Issuing Bank shall not have any obligation to:

                                  (i) issue any Facility Letter of Credit if the
                  aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                                 (ii) issue any Facility Letter of Credit if,
                  after giving effect thereto, either (1) the then applicable Allocated Facility Amount would exceed the then current Aggregate Commitment, or (2) the Facility Letter of Credit Obligations would exceed $10,000,000;

                                (iii) issue any Facility Letter of Credit having
                  an expiration date, or containing automatic extension provision to extend such date, to a date which is after the fifth (5th) Business Day immediately preceding the scheduled Maturity Date; or
                                 (iv) issue any Facility Letter of Credit having
                  an expiration date, or containing automatic extension provisions to extend such date, to a date which is more than twelve (12) months after the date of its issuance.

         III.3 Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content;

                   (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and

                  (iii) there shall not exist any Known Default or Event of Default.

         III.4      Procedure for Issuance of Facility Letters of Credit.

                  (a) Borrower shall give the Issuing Bank and the Administrative Agent at least two (2) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request"), a copy of which shall be sent immediately to all Lenders (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) by close of business on such day of a telecopy of the written notice required hereunder which has been signed by an authorized officer and contains all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall specify:

         (1) the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000);
         (2) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

         (3) the date on which such requested Facility Letter of Credit is to expire;

         (4) the purpose for which such Facility Letter of Credit is to be issued;

         (5) the Person who is to be the beneficiary under such Facility Letter of Credit to be issued; and

         (6) subject to Section 3.2, any special language required to be included in the Facility Letter of Credit.

At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this Section 3.4(a).

                  (b) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Article V hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 3.2 or Section 3.3.

                  (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "Issuance Notice"), including the information described in
Section 3.4(a).

                  (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit (other than pursuant to an automatic extension) unless the requirements of this Section 3.4 are met as though a new Facility Letter of Credit was being requested and issued.

         III.5        Reimbursement Obligations; Duties of Issuing Bank.

                  (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall constitute an Adjusted Alternate Base Rate Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest at the Adjusted Alternate Base Rate from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit unless otherwise selected by Borrower in accordance with Section 2.11 hereof; provided that if a Monetary Default or an Event of Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after Borrower receives notice of the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate.

                  (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 3.4 relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         III.6        Participation.

                  (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in Section 3.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, except as otherwise provided herein, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Guaranty and other Loan Documents. Each Lender's obligation to make further Loans to Borrower (other than any payments such Lender is required to make under subparagraph (b) below) or to purchase an interest from the Issuing Bank in any subsequent letters of credit issued by the Issuing Bank on behalf of Borrower shall be reduced by such Lender's Percentage of the undrawn portion of each Facility Letter of Credit outstanding.

                  (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 3.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of the same, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. Notwithstanding the foregoing, unless Borrower shall notify Administrative Agent of Borrower's intent to repay the Reimbursement Obligation on the date of the related drawing under any Facility Letter of Credit, such Reimbursement Obligation shall simultaneously with such drawing be converted to and become an Adjusted Alternate Base Rate Advance under Section 2.11. Each Lender's payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender as a part of the Adjusted Alternate Base Rate Advance into which such Reimbursement Obligation is converted and shall constitute outstanding principal under such Lender's Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 3.6(b) shall be deemed to be a Defaulting Lender hereunder.

                  (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

                  (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or Lender.

                  (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         III.7        Payment of Reimbursement Obligations.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                                  (i) any lack of validity or enforceability of
                  this Agreement or any of the other Loan Documents;

                                  (ii) the existence of any claim, setoff,
                  defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                                  (iii) any draft, certificate or any other
                  document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                                 (iv) the surrender or impairment of any
                  security for the performance or observance of any of the terms of any of the Loan Documents; or

                                  (v) the occurrence of any Default or Event of
                  Default.

                  (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent.

         III.8      Compensation for Facility Letters of Credit.

                  (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "Facility Letter of Credit Fee") with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin in effect from time to time. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on the first Business Day of each month following the issuance of any Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Maturity Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the

Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.12 hereof.

                  (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.125% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder.

         III.9 Letter of Credit Collateral Account. The Borrower hereby agrees that it will, until all of the Obligations are paid and performed in full, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's office at the address specified pursuant to Article XV, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section
11.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 11.1 hereof and, if the Borrower does deposit any funds therein prior to being so required, the Borrower may withdraw such funds so long as no Monetary Default or Event of Default then exists.


                                   ARTICLE IV

                             CHANGE IN CIRCUMSTANCES

         IV.1 Yield Protection. If after the date hereof the adoption of or change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

                                  (i) subjects any Lender or any applicable
                  Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding federal and state taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of such taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                                  (ii) imposes or increases or deems applicable
                  any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Advances), or

                                  (iii) imposes any other condition, and the
                  result is to increase the cost of any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Advances and its Commitment.

         IV.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporate entity controlling such Lender is increased as a result of a Change (as defined below), then, within fifteen (15) days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its interest in the Facility Letters of Credit, or its obligation to make Advances hereunder or participate in or issue Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards", including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         IV.3 Availability of LIBOR Advances. If any Lender determines that maintenance of any of its LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive of any Governmental Authority having jurisdiction, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances and require any LIBOR Advances to be repaid; or if the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a LIBOR Advance does not accurately reflect the cost of making a LIBOR Advance, and, if for any reason whatsoever the provisions of Section 4.1 are inapplicable, the Administrative Agent shall suspend by written notice to Borrower the availability of LIBOR Advances with respect to any LIBOR Advances made after the date of any such determination.

         IV.4 Funding Indemnification. If any payment of a ratable LIBOR Advance or a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable LIBOR Advance or a Competitive Bid Loan is not made on the date specified by Borrower for any reason other than default by one or more of the Lenders, Borrower will indemnify each Lender (and each non-defaulting Lender in the case of a default caused by a Lender) for any loss or cost incurred by such Lender resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable LIBOR Advance or Competitive Bid, as the case may be.

         IV.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a LIBOR Advance, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 4.1, 4.2 or 4.4 hereof. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Lender funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Adjusted LIBOR Rate applicable to such Advance, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Borrower of the written statement. The obligations of Borrower under Sections 4.1, 4.2 and 4.4 hereof shall survive payment of the Obligations and termination of this Agreement for a period of one year.
         IV.6 Limitation on Borrower's Liability. The Borrower shall not be obligated to compensate any Lender pursuant to Sections 4.1, 4.2 or 4.4 for any amounts attributable to any period which is more than one year prior to the date of such

Lender's written statement under Section 4.5 of its right to compensation under Sections 4.1, 4.2 or 4.4.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

         V.1 Conditions Precedent to Closing. The Lenders shall not be required to make the initial Advance hereunder, nor shall the Issuing Bank be required to issue the initial Facility Letter of Credit hereunder unless (i) the Borrower shall have paid all fees then due and payable to the Lenders, the Arrangers and the Administrative Agent hereunder, and (ii) the Borrower shall have furnished to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and with sufficient copies for the Lenders, the following:

                  (a) Certificates/Incorporation. A copy of the Certificate of Limited Partnership for Bradley Operating Limited Partnership and a copy of the articles of incorporation of Bradley Real Estate, Inc. and Bradley Financing Corp., each certified by the appropriate Secretary of State or equivalent state official.

                  (b) Agreements/Bylaws. A copy of the Agreement of Partnership for Bradley Financing Partnership, the Agreement of Limited Partnership for Bradley Operating Limited Partnership and a copy of the bylaws of Bradley Financing Corp. and Bradley Real Estate, Inc., including all amendments thereto, each certified by the Secretary or an Assistant Secretary of the applicable entity (or its general partners) as being in full force and effect on the Agreement Execution Date.

                  (c) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where the Borrower, Bradley Financing Corp. and the General Partner are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification (if issued) of each of them.

                  (d) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where the Borrower, Bradley Financing

Corp. and the General Partner each maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for each of them.

                  (e) Resolutions. A copy of a resolution or resolutions and adopted by the Board of Directors of Bradley Financing Corp. and Bradley Real Estate, Inc., certified by the Secretary or an Assistant Secretary of Bradley Financing Corp. and Bradley Real Estate, Inc. as being in full force and effect on the Agreement Execution Date, authorizing the Advances provided for herein and the execution, delivery and performance of the Loan Documents by Bradley Financing Corp. and Bradley Real Estate, Inc. to be executed and delivered by it hereunder on behalf of itself and Borrower or the Financing Partnership, as the case may be.

                  (f) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of Bradley Financing Corp. and Bradley Real Estate, Inc. and dated the Agreement Execution Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered hereunder.

                  (g) Loan Documents. Originals of the Loan Documents (in such quantities as the Lenders may reasonably request), duly executed by authorized officers of the appropriate entity.

                  (h) Opinion of Borrower's Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Borrower which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit E.

                  (i) Opinion of Guarantors' Counsel. A written opinion, dated the Agreement Execution Date, from outside counsel for the Guarantors which counsel is reasonably satisfactory to Administrative Agent, substantially in the form attached hereto as Exhibit E.

                  (j) Insurance. Certificates of insurance evidencing that Borrower, the Guarantors or any Wholly-Owned Subsidiary (as applicable) carries insurance on the Unencumbered Assets which satisfies the Administrative Agent's insurance requirements, including, without limitation:

                                  (i) Property and casualty insurance (including
                  coverage for flood and other water damage for any Unencumbered Assets located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Unencumbered Assets;

                                 (ii) Loss of rental income insurance in the
                  amount not less than one year's Gross Revenues from the Unencumbered Assets; and

                                (iii) Comprehensive general liability insurance
                  in the amount of $1,000,000 per occurrence.

                  All insurance must be carried by companies with a Best Insurance Reports (1992) Policyholder's and Financial Size Rating of "A-VII" or better.
                  (k) Financial and Related Information. The following information:

                                  (i) A certificate, signed by an officer of the
                  General Partner on behalf of the Borrower, stating that on the Agreement Execution Date no Default or Event of Default has occurred and is continuing and that all representations and warranties of the Borrower contained herein are true and correct as of the Agreement Execution Date as and to the extent set forth herein;

                                 (ii) The most recent financial statements of
                  the Consolidated Group and a certificate from the Chief Financial Officer of Bradley Real Estate, Inc. that no change in the Consolidated Group's financial condition that would have a Material Adverse Effect has occurred since the most recent annual financial statements delivered to the Administrative Agent prior to the Agreement Execution Date;

                                (iii) Written money transfer instructions, in
                  substantially the form of Exhibit F hereto, addressed to the Administrative Agent and signed by the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; and

                                 (iv) Evidence of sufficient Unencumbered Assets
                  to assist the Administrative Agent in determining the Borrower's compliance with Article IX hereof.

                  (l) Other Evidence as any Lender May Require. Such other evidence as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all necessary actions in any proceedings in connection herewith and compliance with the conditions set forth in this Agreement.

                  (m) Prior Facility. Evidence that the Borrower's prior credit facility agented by BankBoston has been terminated and that all obligations thereunder have been repaid in full or such facility will be so terminated and so repaid upon and from the initial Advance hereunder.

                  (n) Absence of Defaults. No Known Default or Event of Default shall have occurred and be continuing under this Agreement or any of the Loan Documents and, if required by Administrative Agent, Borrower shall deliver a certificate of Borrower to such effect.

                  (o) Representations and Warranties. The representations and warranties contained in Article VI and VII shall be true and correct as of such Borrowing Date as and to the extent set forth therein.

         All subsequent Advances (and issuances of Facility Letters of Credit) shall be conditioned upon satisfaction of Sections 5.1(n) and (o) hereof. Subject to the last grammatical paragraphs of Article VI and VII hereof, each Borrowing Notice, Competitive Bid Quote Request and Conversion/Continuation Notice shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 5.1(n) and (o) have been satisfied.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants that:

         VI.1 Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Illinois, and is duly qualified as a foreign limited partnership, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns Properties and, except where the failure to be so qualified or to obtain such authority would not have a Material Adverse Effect, in each other jurisdiction in which its business is conducted. Each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns Property, except where the failure or non-compliance by any Subsidiary with any of the foregoing would not have a Material Adverse Effect.

         VI.2 Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within the partnership authority of such entity and the corporate powers of the general partners of such entity, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower, Bradley Financing Corp. or the Financing Partnership is a party or by which Borrower, Bradley Financing Corp. or the Financing Partnership or any of their respective assets may be bound or affected.

         VI.3 Power of Officers. The officers of the general partner of Borrower executing the Loan Documents required to be delivered by the Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         VI.4 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority (other than the Securities Exchange

Commission) is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.
         VI.5      Solvency.

                                  (i) Immediately after the Agreement Execution
                  Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
                  (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                           (ii) Borrower does not intend to, or to permit any of
                  its Subsidiaries (if the same would have a Material Adverse Effect) to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         VI.6 Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on Borrower or any of its Subsidiaries which would be contravened, in any manner which would have a Material

Adverse Effect, by the execution, delivery or performance of the Loan Documents required hereunder.

         VI.7 Enforceability of Agreement. This Agreement is the legal, valid and binding agreement of the Borrower, and the Notes when executed and delivered will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, and the Loan Documents required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         VI.8 Title to Property. To the best of Borrower's knowledge after due inquiry, Borrower, the Guarantors and their respective Subsidiaries (except to the extent the same would not have a Material Adverse Effect), have good and marketable title to the Properties and assets reflected in the financial statements as owned by such party free and clear of Liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any Lien on the Properties. No consent to the transactions contemplated hereunder is required, the failure to obtain which consent would have a Material Adverse Effect, from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         VI.9 Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of Borrower's knowledge, threatened against or affecting the Borrower or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Borrower and/or the Properties taken as a whole and/or would cause a Material Adverse Financial Change, except as disclosed on Schedule 6.9 hereto, or otherwise disclosed to Lenders in accordance with the terms hereof.

         VI.10 Events of Default. No Known Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Borrower under any of the Loan Documents or any other document to which Borrower is a party.

         VI.11 Investment Company Act of 1940. Borrower is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

         VI.12 Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         VI.13 Regulation U. The proceeds of the Advances will not be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

         VI.14 No Material Adverse Financial Change. To the best knowledge of Borrower, there has been no Material Adverse Financial Change in the condition of Borrower since the date of the financial and/or operating statements most recently submitted to the Lenders.

         VI.15 Financial Information. All financial statements furnished to the Lenders by or at the direction of the Borrower and all other financial information and data furnished by the Borrower to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Borrower as of such date. To Borrower's knowledge, the Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         VI.16 Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lenders will be, true and accurate (taken as a whole) in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         VI.17 ERISA. (i) Borrower is not an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and
(ii) to the Borrower's knowledge, the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         VI.18 Taxes. All required tax returns have been filed by Borrower with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

         VI.19 Environmental Matters. Except as disclosed in Schedule 6.19, as the same may be modified by the Borrower from time to time by disclosing such modifications to the Lenders and, if such modifications could reasonably be expected to have a Material Adverse Effect, obtaining the Required Lenders' approval, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                                  (i) To the knowledge of the Borrower, the
                  Properties of Borrower, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                                 (ii) Borrower has not received any written
                  notice alleging that any or all of the Properties of

                  Borrower and its Subsidiaries and Investment Affiliates and all operations at the Properties are not in compliance with all applicable Environmental Laws. Further, Borrower has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries or Investment Affiliates is or could be liable.

                                (iii) To the knowledge of Borrower, during the
                  ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties of Borrower and its Subsidiaries and Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of Borrower, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                                 (iv) No judicial proceedings or governmental or
                  administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower, any of its Subsidiaries, or any Investment Affiliate, is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which Borrower, its Subsidiaries, or any Investment Affiliate is or could be liable.

                                  (v) To the knowledge of Borrower during the
                  ownership of the Properties by any or all of Borrower, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of Borrower and its Subsidiaries and Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         VI.20 Insurance. Borrower has obtained the insurance which Borrower is required to furnish to Lenders under Section 5.1(j) hereof.

         VI.21 No Brokers. Borrower has dealt with no brokers in connection with this Facility, and no brokerage fees or commissions are payable by or to any Person in connection with this Agreement or the Advances. Lenders shall not be responsible for the payment of any fees or commissions to any broker and Borrower shall indemnify, defend and hold Lenders harmless from and against any claims, liabilities, obligations, damages, costs and expenses (including reasonable attorneys' fees and disbursements) made against or incurred by Lenders as a result of claims made or actions instituted by any broker or Person claiming by, through or under Borrower in connection with the Facility.

         VI.22 No Violation of Usury Laws. No aspect of any of the transactions contemplated herein violate or will violate any usury laws or laws regarding the validity of agreements to pay interest in effect on the date hereof.

         VI.23 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

         VI.24 No Trade Name. As of the Agreement Execution Date, the Borrower does not use any trade name and has not and does not do business under any name other than their actual names set forth herein. The principal place of business of Borrower is as stated in the recitals hereto.

         VI.25 Subsidiaries. Schedule 6.25 hereto contains an accurate list of all of the presently existing Subsidiaries of

Borrower as of the Agreement Execution Date, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         VI.26 Unencumbered Assets. Schedule 6.26 hereto contains a complete and accurate list of Unencumbered Assets as of the Agreement Execution Date and as supplemented by Borrower from time to time including the entity that owns each Unencumbered Asset. With respect to each Project identified from time to time as an Unencumbered Asset, Borrower hereby represents and warrants as follows except to the extent disclosed in writing to the Lenders and, if such disclosed matter could reasonably be expected to have a Material Adverse Effect, approved in writing by the Required Lenders (which approval will not be unreasonably withheld or delayed):

                  (a) No portion of any improvement on the Unencumbered Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 5.1(j) hereof.
                  (b) Borrower has received no written notice that the Project is in violation of building codes, land use and Environmental Laws, and other similar laws ("Applicable Laws") which would have a material adverse effect on the Project.

                  (c) The Unencumbered Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Unencumbered Asset has accepted or is equipped to accept such utility service.

                  (d) All public roads and streets necessary for service of and access to the Unencumbered Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (e) The Unencumbered Asset is served by public water and sewer systems or, if the Unencumbered Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Laws with respect to such alternate systems.

                  (f) Borrower is not aware of any material latent or patent structural or other significant deficiency of the Unencumbered Asset which would have a material adverse effect on the Project. The Unencumbered Asset is free of material damage and waste that would materially and adversely affect the value of the Unencumbered Asset, is in good repair and there is no deferred maintenance other than ordinary wear and tear. The Unencumbered Asset is free from damage caused by fire or other casualty which would have a material adverse effect on the Project. To the actual knowledge of Borrower no notice has been received of any actual or threatened condemnation proceedings affecting any material part of the Unencumbered Asset.

                  (g) To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Unencumbered Asset are in a good and safe condition and repair and to Borrower's knowledge, in material compliance with all Applicable Laws with respect to such systems.

                  (h) All improvements on the Unencumbered Asset lie within the boundaries of the legal description of the Unencumbered Asset, no such improvements encroach upon easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy or value of the Unencumbered Asset and no improvements on adjoining properties encroach upon the Unencumbered Asset or easements benefitting the Unencumbered Asset other than encroachments that do not materially adversely affect the use or occupancy of the Unencumbered Asset. All material amenities, necessary access routes or other items that materially benefit the Unencumbered Asset are under the control of Borrower, constitute easements that benefit the Unencumbered Asset, are public property or, if not, do not materially adversely affect the value thereof, and the Unencumbered Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                  (i) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting the Unencumbered Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided or which will not materially adversely affect the value thereof.

                  (j) With respect to those Unencumbered Assets in which the Borrower, any Guarantor or any Wholly-Owned Subsidiary holds a leasehold estate under a Financeable Ground Lease, with respect to each such Financeable Ground Lease (i) the Borrower or such Guarantor or Wholly-Owned Subsidiary is the owner of a valid and subsisting interest as tenant under the Financeable Ground Lease;
(ii) the Financeable Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) Borrower or such Guarantor or Wholly-Owned Subsidiary enjoys the quiet and peaceful possession of the estate demised thereby, subject to any subleases; (v) the Borrower or such Guarantor or Wholly-Owned Subsidiary is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi) the lessor under the Financeable Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Financeable Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Financeable Ground Lease; (viii) the provisions of Section 9.9 hereof do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Financeable Ground Lease; (ix) Schedule 6.26 lists all the Financeable Ground Leases to which any of the Unencumbered Assets are subject and all amendments and modifications thereto; and (x) the lessor indicated on
Schedule 6.26 for each Financeable Ground Lease is the current lessor under the related Financeable Ground Lease.

A breach of any of the representations and warranties contained in this Section
6.26 with respect to a Project shall disqualify such Project from being an Unencumbered Asset for so long as such breach continues (unless otherwise approved by the Required

Lenders) but shall not constitute a Default (unless the elimination of such Property as an Unencumbered Asset results in a Default under one of the other provisions of this Agreement).

         Borrower agrees that all of its representations and warranties set forth in Article VI of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date in all material respects, and will be true in all material respects (except with respect to matters which have been disclosed in writing to the Lenders and, if such disclosed matters would have a Material Adverse Effect, have been approved by the Required Lenders) upon the date of each request for an Advance and on the date of such Advance. Each Borrowing Notice, Competitive Bid Quote Request and Conversion/Continuation Notice hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such notice or request and as of the disbursement date of any Advance.


                                   ARTICLE VII

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES

         Each Guarantor hereby represents and warrants that:

         VII.1 Existence. The Financing Partnership is a general partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Illinois and is duly qualified as a foreign partnership and properly licensed (if required). Bradley Real Estate, Inc. is a corporation duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of Illinois and is duly qualified as a foreign corporation and properly licensed (if required). Each Guarantor is in good standing in each jurisdiction where the failure to qualify or be licensed (if required) would constitute a Material Adverse Financial Change with respect to such Guarantor or have a Material Adverse Effect on the business or properties of such Guarantor.

         VII.2 Corporate and Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by the Guarantors hereunder are within the corporate or partnership powers of the Guarantors, have been duly authorized by all requisite corporate or partnership action, and are not in conflict in any material respect with the terms of any organizational instruments of the Guarantors, or any instrument or agreement to which either Guarantor is a party or by which either Guarantor or any of its assets is bound or affected.

         VII.3 Power of Officers. The officers of the Guarantors (or their general partners) executing the Loan Documents required to be delivered by the Guarantors hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such agreement, certificate or instrument was executed.

         VII.4 Government and Other Approvals. No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents required hereunder.

         VII.5      Solvency.

                                  (i) Immediately after the Agreement Execution
                  Date and immediately following the making of each Advance and after giving effect to the application of the proceeds of such Advances, (a) the fair value of the assets of each Guarantor and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of each Guarantor and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of each Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                                 (ii) Each Guarantor does not intend to, or to
                  permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         VII.6 Compliance With Laws. There is no judgment, decree or order or any law, rule or regulation of any court or governmental authority binding on the Guarantors which would be contravened in any manner which would have a Material Adverse Effect, by the execution, delivery or performance of the Loan Documents required hereunder.

         VII.7 Enforceability of Guarantors' Agreements. The Loan Documents executed by the Guarantor are the legal, valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with the terms thereof, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally.

         VII.8 Liens; Consents. The execution, delivery or performance of the Loan Documents required to be delivered by the Guarantors hereunder will not result in the creation of any Lien on the Properties other than in favor of the Lenders. No consent to the transactions hereunder is required, the failure to obtain which consent would have a Material Adverse Effect, from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         VII.9 Litigation. There are no suits, arbitrations, claims, disputes or other proceedings (including, without limitation, any civil, criminal, administrative or environmental proceedings), pending or, to the best of the Guarantors knowledge, threatened against or affecting the Guarantors or any of the Properties, the adverse determination of which individually or in the aggregate would have a Material Adverse Effect on the Guarantors and/or would cause a Material Adverse Financial Change with respect to the Guarantors.

         VII.10 Events of Default. No Known Default or Event of Default has occurred and is continuing or would result from the incurring of obligations by the Guarantors under the Guaranty or any other document to which either Guarantor is a party.

         VII.11 Investment Company Act of 1940. Each Guarantor is not, and will by such acts as may be necessary continue not to be, an investment company within the meaning of the Investment Company Act of 1940.

         VII.12 Public Utility Holding Company Act. Each Guarantor is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the definitions of the Public Utility Holding Company Act of 1935, as amended.

         VII.13 No Material Adverse Financial Change. To the best knowledge of the Guarantors, there has been no Material Adverse Financial Change in the condition of the Guarantors since the last date on which the financial and/or operating statements were submitted to the Lenders.

         VII.14 Financial Information. All financial statements furnished to the Lenders by or on behalf of the Guarantors and all other financial information and data furnished by or on behalf of the Guarantors to the Lenders are complete and correct in all material respects as of the date thereof, and such financial statements have been prepared in accordance with GAAP and fairly present the consolidated financial condition and results of operations of the Guarantors as of such date. The Guarantors have no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information and data.

         VII.15 Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Guarantors to the Lenders for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated therein is, and all other such factual information hereafter furnished by or on behalf of the Guarantors to the Lenders will be, true and accurate in all material respects (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         VII.16 ERISA. (i) Each Guarantor is not an entity deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, and (ii) to the Guarantors' knowledge, the execution of this Agreement and the transactions contemplated hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         VII.17 Taxes. All required tax returns have been filed by the Guarantors with the appropriate authorities except to the extent that extensions of time to file have been requested, granted and have not expired or except to the extent such taxes are being contested in good faith and for which adequate reserves, in accordance with GAAP, are being maintained.

         VII.18 Environmental Matters. Except as disclosed in Schedule 6.19, as the same may be modified by the Guarantor from time to time by disclosing such modifications to the Lenders and, if such modifications could reasonably be expected to have a Material Adverse Effect, obtaining the Required Lenders' approval, each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, are not reasonably expected to have a Material Adverse Effect:

                                  (i) To the knowledge of such Guarantor, the
                  Properties of such Guarantor, its Subsidiaries, and Investment Affiliates do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability under, Environmental Laws.

                                 (ii) Such Guarantor has not received any
                  written notice alleging that any of the Properties of such Guarantor and its Subsidiaries and Investment Affiliates and all operations at the Properties are not in compliance with all applicable Environmental Laws. Further, such Guarantor has not received any written notice alleging the existence of any contamination at or under such Properties in amounts or concentrations which constitute a violation of any Environmental Law, or any violation of any Environmental Law with respect to such Properties for which such Guarantor, its Subsidiaries or Investment Affiliates is or could be liable.

                                (iii) To the knowledge of such Guarantor during
                  the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, Materials of Environmental Concern have not been transported or disposed of from the Properties of such Guarantor and its Subsidiaries and Investment Affiliates in violation of, or in a manner or to a location which could reasonably give rise to liability of such Guarantor, any Subsidiary, or any Investment Affiliate under, Environmental Laws, nor during the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of such Properties in violation of, or in a manner that could give rise to liability of such Guarantor, any Subsidiary or any Investment Affiliate under, any applicable Environmental Laws.

                                 (iv) No judicial proceedings or governmental or
                  administrative action is pending, or, to the knowledge of such Guarantor, threatened, under any Environmental Law to which such Guarantor, any of its Subsidiaries, or any Investment Affiliate is named as a party with respect to the Properties of such entity, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Properties for which such Guarantor, its

                  Subsidiaries, or any Investment Affiliate is or could be liable.

                                  (v) To the knowledge of such Guarantor during
                  the ownership of the Properties by any or all of such Guarantor, its Subsidiaries and Investment Affiliates, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties of such Guarantor and its Subsidiaries and Investment Affiliates, or arising from or related to the operations of such entity in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         VII.19 Insurance. Such Guarantor has obtained the insurance which such Guarantor is required to furnish to Lenders under Section 5.1(j) hereof.

         VII.20 Subsidiaries. Schedule 7.18 hereto contains an accurate list of all of the presently existing Subsidiaries of each Guarantor as of the date of this Agreement, setting forth their respective jurisdictions of formation, the percentage of their respective Capital Stock owned by it or its Subsidiaries and the Properties owned by them. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

         VII.21 Status. Bradley Real Estate, Inc. is a corporation listed and in good standing on the New York Stock Exchange ("NYSE") and shall maintain at all times its qualification as a real estate investment trust under the Code.

         Guarantors agree that all of their representations and warranties set forth in Article VII of this Agreement and elsewhere in this Agreement are true on the Agreement Execution Date, in all material respects, and will be true in all material respects (except with respect to matters which have been disclosed in writing to the Lenders and, if such disclosed matters could reasonably be expected to have a Material Adverse Effect, have been approved by the Required Lenders) upon the date of each request for an Advance and on the date of such Advance. Each Borrowing Notice, Competitive Bid Quote Request and

Conversion/Continuation Notice hereunder shall constitute a reaffirmation of such representations and warranties as deemed modified in accordance with the disclosures made and approved, as aforesaid, as of the date of such notice or request and as of the disbursement date of any Advance.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower and each Guarantor covenants and agrees that so long as the Commitment of any Lender shall remain available and until the full and final payment of all Obligations incurred under the Loan Documents it will:

         VIII.1 Notices. Promptly give written notice to Administrative Agent (who will promptly send such notice to Lenders) of:

                  (a) all litigation or arbitration proceedings affecting the Borrower, the Guarantors or any Material Subsidiary where the amount claimed is $5,000,000 or more or charges of criminal conduct are made;

                  (b) any Known Default or Event of Default, specifying the nature and the period of existence thereof and what action has been taken or been proposed to be taken with respect thereto;

                  (c) all claims filed against any Property owned by the Borrower or the Guarantors which, if adversely determined, could have a Material Adverse Effect on the ability of the Borrower or the Guarantors to meet any of their obligations under the Loan Documents;

                  (d) the occurrence of any other event which the Borrower reasonably determines could have a Material Adverse Effect on, or cause a Material Adverse Financial Change with respect to, the Borrower or the Guarantors;

                  (e) any Reportable Event or any "prohibited transaction" (as such term is defined in Section 4975 of the Code) in connection with any Plan or any trust created thereunder, which may, singly or in the aggregate materially impair the ability of the Borrower or either of the Guarantors to repay any of its obligations under the Loan Documents, describing the nature of each such event and the action, if any, the Borrower or the Guarantor, as the case may be, proposes to take with respect thereto;

                  (f) any written notice from any federal, state, local or foreign authority regarding any Hazardous Material, asbestos, or other environmental condition, proceeding, order, claim or violation materially and adversely affecting any of the Properties.

         VIII.2 Financial Statements, Reports, Etc. Maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                                  (i) As soon as available, but in any event not
                  later than 45 days after the close of the first three fiscal quarters and not later than 90 days after the close of the fiscal year, for the Consolidated Group an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the chief financial officer or chief accounting officer of Bradley Real Estate, Inc. and, in the case of the annual statement audited by the Consolidated Group's independent public accounting firm;

                                 (ii) As soon as available, but in any event not
                  later than 45 days after the close of each fiscal quarter, for the Consolidated Group, related reports in form and substance reasonably satisfactory to the Lenders, all certified by the chief financial officer or chief accounting officer of Bradley Real Estate, Inc., including a statement of Funds From Operations, a listing of Unencumbered Assets, a report listing and describing all newly acquired Properties, including their budgeted cash flow, cost and secured or unsecured

                  Indebtedness assumed in connection with such acquisition, if any, summary Property information for all Properties, including, without limitation, their Property Operating Income, occupancy rates, square footage, and such other information as may be reasonably requested to evaluate the quarterly compliance certificate delivered as provided below;

                                (iii) As soon as publicly available but in no
                  event later than the date such reports are to be filed with the Securities & Exchange Commission, copies of all Form 10Ks, 10Qs, 8Ks, and any other annual, quarterly, monthly or other reports, copies of all registration statements and any other public information which any member of the Consolidated Group files with the Securities & Exchange Commission and to the extent any of such reports contains information required under the other subsections of this Section 8.2, the information need not be furnished separately under the other subsections;

                                (iv) As soon as available, but in any event not
                  later than 90 days after the close of each fiscal year of the Consolidated Group, reports in form and substance reasonably satisfactory to the Lenders, certified by the chief financial officer or chief accounting officer of Bradley Real Estate, Inc. containing Property Operating Income for each individual Property included as Unencumbered Assets;

                                (v) Not later than forty-five (45) days after
                  the end of each of the first three fiscal quarters, and not later than ninety (90) days after the end of the fiscal year, a compliance certificate in substantially the form of Exhibit G hereto signed by the chief financial officer or chief accounting officer of Bradley Real Estate, Inc. on behalf of the Borrower confirming that Borrower is in compliance with all of the covenants of the Loan Documents, showing the calculations and computations necessary to determine compliance with the financial covenants contained in this Agreement (including such schedules and backup information as may be necessary to demonstrate such compliance) and stating that to such officer's best knowledge, there is no other Known Default or Event of Default exists, or if any Known Default or Event of Default exists, stating the nature and status thereof;

                                 (vi) (a) As soon as reasonably possible and in
                  any event within 10 Business Days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by Borrower, describing said Reportable Event and within 20 days after such Reportable Event, a statement describing the action which Borrower proposes to take with respect thereto; and (b) within 10 Business Days of receipt, any notice from the Internal Revenue Service, PBGC or Department of Labor with respect to a Plan regarding any excise tax, proposed termination of a Plan, prohibited transaction or fiduciary violation under ERISA or the Code which could result in any liability to Borrower or any member of the Controlled Group in excess of $100,000; and
                  (c) within 10 Business Days of filing, any Form 5500 filed by Borrower with respect to a Plan, or any member of the Controlled Group which includes a qualified accountant's opinion.

                                (vii) As soon as reasonably possible and in any
                  event within 30 days after receipt by the Borrower, a copy of
                  (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such entity, or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries or Investment Affiliates, which, in either case, could be reasonably likely to have a Material Adverse Effect;

                               (viii) Promptly upon the furnishing thereof to
                  the shareholders of the General Partner, copies of all financial statements, reports and proxy statements so furnished;

                                 (ix) Promptly upon the distribution thereof to
                  the press or the public, copies of all press releases;

                                  (x) As soon as reasonably possible, and in any
                  event within 10 days after the Borrower knows of any fire or other casualty or any pending or threatened condemnation or eminent domain proceeding with respect to all or any material portion of any Unencumbered Asset, a statement signed by the chief financial officer of Bradley Real Estate, Inc., describing such fire, casualty or condemnation and the action Borrower intends to take with respect thereto; and

                                 (xi) Such other information (including, without
                  limitation, non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         VIII.3 Existence and Conduct of Operations. Except as permitted herein, maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary for the operation of its business, including remaining in good standing in each jurisdiction in which business is currently operated, except to the extent the failure of the foregoing would not have a Material Adverse Effect. Each member of the Consolidated Group will do all things necessary to remain duly incorporated and/or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited liability company or limited partnership, as the case may be, in its jurisdiction of incorporation/formation, except to the extent the failure of the foregoing would not have a Material Adverse Effect. Each member of the Consolidated Group will maintain all requisite authority to conduct its business in each jurisdiction in which the Properties are located and, except where the failure to be so qualified would not have a Material Adverse Effect, in each jurisdiction required to carry on and conduct its businesses in substantially the same manner as it is presently conducted. No member of the Consolidated Group will undertake any business other than the acquisition, development, ownership, management, operation and leasing of shopping center properties and ancillary businesses specifically related thereto, except that members of the Consolidated Group may invest in other assets subject to the certain limitations contained herein with respect to the following specified categories of assets: (i) unimproved land;
(ii) other non-shopping center property holdings (provided that non-shopping center properties owned as of the Agreement Execution Date shall not be included in calculating the limitations set forth in the following sentence); (iii) stock holdings other than in Subsidiaries; (iv) mortgages; and (v) investments in Investment Affiliates. The total investment in any one of categories (i), (iii) or (iv) shall not exceed 5% of Capitalization Value, the total investment in any one of categories (ii) or (v) shall not exceed 10% of Capitalization Value and the total investment in all the foregoing investment categories in the aggregate shall be less than or equal to 20% of Capitalization Value. In addition to the foregoing restrictions, investments in Projects Under Development shall not exceed in the aggregate 10% of Capitalization Value. For the purposes of this
Section 8.3, all investments shall be valued in accordance with GAAP.

         VIII.4 Maintenance of Properties. Maintain, preserve, protect and keep the Properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, normal wear and tear excepted.

         VIII.5 Insurance. Provide a certificate of insurance from all insurance carriers who maintain policies with respect to the Properties within thirty (30) days prior to the end of each policy period, evidencing that the insurance required to be furnished to Lenders pursuant to Section 5.1(j) hereof is in full force and effect. Borrower shall timely pay, or cause to be paid, all premiums on all insurance policies required under this Agreement from time to time. Borrower shall promptly notify its insurance carrier or agent therefor (with a copy of such notification being provided simultaneously to Administrative Agent) if there is any occurrence which, under the terms of any insurance policy then in effect with respect to the Properties, requires such notification.

         VIII.6 Payment of Obligations. Pay all taxes, assessments, governmental charges and other obligations when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and for which adequate reserves have been provided in accordance with sound accounting principles used by Borrower on the date hereof, provided, however, that nonpayment of any such taxes, assessments, governmental charges and other obligations with respect to any specific Property shall only result in
(i) the elimination of such Property as an Unencumbered Asset, if so required under Section 6.26 or (ii) a Default hereunder, if such nonpayment could reasonably be expected to have a Material Adverse Effect.

         VIII.7 Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower, General Partner, or any of their respective businesses, provided, however, that noncompliance with respect to any specific Property shall only result in (i) the elimination of such Property as an Unencumbered Asset, if so required under Section 6.26 or (ii) a Default hereunder, if such noncompliance could reasonably be expected to have a Material Adverse Effect.

         VIII.8 Adequate Books. Maintain adequate books, accounts and records in order to provide financial statements in accordance with GAAP and, if requested by any Lender, permit employees or representatives of such Lender at any reasonable time and upon reasonable notice to inspect and audit the properties of Borrower and of the Consolidated Group, and to examine or audit the inventory, books, accounts and records of each of them and make copies and memoranda thereof.

         VIII.9 ERISA. Comply in all material respects with all requirements of ERISA applicable to it with respect to each Plan.

         VIII.10 Maintenance of Status. Bradley Real Estate, Inc. shall at all times (i) remain as a corporation listed and in good standing on the New York Stock Exchange (NYSE), and (ii) maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code (unless otherwise consented to by the Required Lenders).

         VIII.11 Use of Proceeds. Use the proceeds of the Facility for the purposes of repaying other Indebtedness and paying fees, costs and expenses relating to this Facility and for working capital and other general partnership purposes.

         VIII.12 Pre-Acquisition Environmental Investigations. Cause to be prepared prior to the acquisition of each project that it intends to acquire an environmental report pursuant to a standard scope of work attached as Exhibit H hereto and made a part hereof.

         VIII.13 Dividends. Provided there is no Monetary Default or Event of Default then existing, Bradley Real Estate, Inc. may make distributions to its shareholders provided that the aggregate amount of distributions in any period of four consecutive fiscal quarters is not in excess of 95% of its Funds From Operations for such period. Notwithstanding the foregoing, unless at the time of distribution there is a Monetary Default or Event of Default then existing, Bradley Real Estate, Inc. shall be permitted at all times to distribute whatever amount is necessary to maintain its tax status as a real estate investment trust.


                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment shall remain available and until full and final payment of all obligations incurred under the Loan Documents, without the prior written consent of the Required Lenders (or the Administrative Agent or a greater Percentage of the Lenders, if so expressly provided), it will not, and the Consolidated Group will not:

         IX.1 Change in Business. Engage in any business activities or operations other than those permitted under Section 8.3 above or materially change the nature of the use of Properties representing more than ten percent (10%) of the then-current Capitalization Value of the Properties.
         IX.2 Change of Management of Projects. Engage any management company which is not an Affiliate of the Borrower to manage Properties representing more than ten percent (10%) of the then-current Capitalization Value of the Properties.

         IX.3 Change of Ownership. Permit or suffer (i) Bradley Financing Corp. and the Operating Partnership to own less than 100% of the partnership interests in the Financing Partnership, (ii) Bradley Real Estate, Inc. to own less than 100% of the stock in Bradley Financing Corp., (iii) the Borrower to have any general partner other than Bradley Real Estate, Inc., (iv) the

Financing Partnership to be controlled by a Person other than Bradley Financing Corp. and the Operating Partnership, (v) any pledge of, other encumbrance on, or conversion to limited partnership interests of, any of the general partnership interests in the Borrower or the Operating Partnership, or (vi) any pledge, hypothecation, encumbrance or transfer of the general partnership interests in the Borrower or the Financing Partnership.

         IX.4 Use of Proceeds. Apply or permit to be applied any proceeds of any Advance directly or indirectly, to the funding of any unsolicited tender offer for any share of capital stock of any publicly held corporation or the purchase of any Margin Stock.

         IX.5 Transfers of Unencumbered Assets. Transfer or otherwise dispose of (other than the creation or incurrence of Liens permitted under clauses (i) through (v) of Section 9.6) an Unencumbered Asset without the prior written consent of the Required Lenders if the Value of such Unencumbered Asset, together with the Value of any other Unencumbered Assets which have been transferred or disposed of during the then-current fiscal quarter and the immediately preceding three (3) full fiscal quarters, would exceed the sum of
(i) fifteen percent (15%) of the Capitalization Value at the beginning of such period plus (ii) the Capitalization Value attributable to Unencumbered Assets acquired (and Projects first qualifying as Unencumbered Assets) after the beginning of such period, provided that any sale of One North State Street, Chicago, Illinois shall be excluded for purposes of all such calculations. All such calculation periods shall begin on the Agreement Execution Date and shall not include periods prior thereto.

         IX.6 Liens. Create, incur, or suffer to exist (or permit any of their Subsidiaries to create, incur, or suffer to exist) any Lien in, of or on the Property of any member of the Consolidated Group other than:

                                  (i) Liens for taxes, assessments or
                  governmental charges or levies on their Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

                                 (ii) Liens which arise by operation of law,
                  such as carriers', warehousemen's, landlords', materialmen and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                                 (iii) Liens arising out of pledges or deposits
                  under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                                 (iv) Utility easements, building restrictions,
                  zoning restrictions, easements and such other encumbrances against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Consolidated Group;

                                 (v) Liens of any Subsidiary solely in favor of
                  the Borrower or a Guarantor; and

                                 (vi) Liens either (A) shown on title policies
                  for Properties owned by the Consolidated Group as of the Agreement Execution Date or (B) arising in connection with any Indebtedness permitted hereunder, in each case to the extent such Liens will not result in a violation of any of the provisions of this Agreement.

Liens permitted pursuant to this Section 9.6 shall be deemed to be "Permitted Liens".

         IX.7     Indebtedness and Cash Flow Covenants.  Permit or suffer:

                  (a) as of the last day of any fiscal quarter, the ratio of Combined Operating EBITDA to Interest Expense for such fiscal quarter to be less than 1.75 to 1.0;

                  (b) as of any day, Consolidated Total Indebtedness to exceed 55% of Capitalization Value of the Consolidated Group;

                  (c) as of any day, the ratio of the Value of Unencumbered Assets to Consolidated Unsecured Debt to be less than 2.0 to 1.0;

                  (d) as of the last day of any fiscal quarter, the ratio obtained by dividing (a) the aggregate Property Operating Income from all Unencumbered Assets qualifying for inclusion in the calculation of Value of Unencumbered Assets for such quarter by (b) Interest Expense on all Consolidated Unsecured Debt for such quarter to be less than 2.00 to 1;

                  (e) as of any day, Consolidated Secured Debt to exceed 30% of Capitalization Value;

                  (f) as of the last day of any fiscal quarter, the amount obtained by subtracting Consolidated Total Indebtedness from Capitalization Value to be less than the sum of (i) $250,000,000 plus (ii) seventy-five percent (75%) of the aggregate proceeds received (net of customary related fees and expenses) in connection with any equity offering by the Consolidated Group (including any issuance of shares in Bradley Real Estate, Inc. or any offering for sale of units in the Borrower, but excluding any transfers of such units in exchange for Properties) after the Agreement Execution Date.

         IX.8 Mergers and Dispositions. Enter into any merger, consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a substantial portion of its properties, except for: (i) such transactions that occur between members of the Consolidated Group; (ii) transactions where Borrower and the Guarantors are the surviving entities and there is no change in business conducted or loss of an investment grade credit rating, and no Default or Event of Default under the Loan Documents results from such transaction; or
(iii) as otherwise approved in advance by the Required Lenders. Borrower will notify the Administrative Agent (who will promptly notify Lenders) of any dispositions or mergers involving assets valued in excess of 5% of the Consolidated Group's then-current Capitalization Value and certify compliance with covenants after giving effect to such proposed disposition or merger, regardless of whether any consent is required.

         IX.9 Negative Pledges. Borrower agrees that throughout the term of this Facility, no "negative pledge" on any Project then included in Unencumbered Assets restricting the owner's right to sell or encumber such Project shall be given to any other lender or creditor or, if such a "negative pledge" is given, the Project affected shall be immediately excluded from Unencumbered Assets.


                                    ARTICLE X

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         X.1 Nonpayment of Principal. The Borrower fails to pay any principal portion of the Obligations when due, whether on the Maturity Date or otherwise, subject only to Section 2.16(i) with respect to Competitive Bid Loans.

         X.2 Certain Covenants. The Borrower, either Guarantor or any other member of the Consolidated Group is not in compliance with any one or more of Sections 8.10, 8.13 or 9.3 through 9.9 (inclusive) hereof, provided that, with respect to Section 9.7, an Event of Default shall not be deemed to occur until three (3) days after the noncompliance occurs.

         X.3 Nonpayment of Interest and Other Obligations. The Borrower fails to pay (i) any interest or Facility Fee due hereunder, and such failure continues for a period of five (5) days after the date such payment is due, without notice, or (ii) any portion of the Obligations (other than principal, interest or Facility Fees) when due and such failure continues for a period of five (5) days after written notice of such failure.

         X.4 Cross Default. Any monetary default occurs (after giving effect to any applicable cure period), or any acceleration occurs as a result of any other default (after giving effect to any applicable cure period), under any other Indebtedness of the Consolidated Group, singly or in the aggregate, in excess of (i) Five Million Dollars ($5,000,000) with respect to all Indebtedness other than "non-recourse" Indebtedness or (ii) Twenty Million Dollars ($20,000,000) with respect to Indebtedness which is "non-recourse", i.e., which is not recoverable by the creditor thereof from the general assets of any member of the Consolidated Group, but is limited to the proceeds of certain real estate, improvements and related personal property.

         X.5 Loan Documents. Any Loan Document is not in full force and effect or a default has occurred and is continuing thereunder after giving effect to any cure or grace period in any such document.

         X.6 Representation or Warranty. At any time or times hereafter any representation or warranty set forth in Articles VI (other than a breach under Section 6.26 which does not constitute a Default hereunder) or VII of this Agreement or in any other Loan Document or in any statement, report or certificate now or hereafter made by the Borrower to the Lenders or the Administrative Agent is not true and correct in any material respect, subject to the last grammatical paragraphs of such Articles VI and VII hereof.

         X.7 Covenants, Agreements and Other Conditions. The Borrower, either Guarantor or any other member of the Consolidated Group fails to perform or observe any of the other covenants, agreements and conditions contained in Articles VIII and IX (except for Sections 8.10, 8.13 and 9.3 through 9.9 (inclusive) hereof) and elsewhere in this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, not specifically referred to herein, and such Default continues unremedied for a period of thirty
(30) days after written notice from Administrative Agent, provided, however, that if such Default is susceptible of cure but cannot by the use of reasonable efforts be cured within such thirty (30) day period, such Default shall not constitute an Event of Default under this Section 10.7 so long as (i) the Borrower has commenced a cure within such thirty-day period and (ii) thereafter, Borrower is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Lenders and (iii) such default is cured not later than ninety (90) days after the expiration of such thirty (30) day period.
         X.8 No Longer General Partner. Bradley Real Estate, Inc. shall no longer be the sole general partner of Borrower.

         X.9 Material Adverse Financial Change. The Borrower or either Guarantor has suffered a Material Adverse Financial Change or is Insolvent.

         X.10     Bankruptcy.

                  (a) The General Partner, either Guarantor or any Subsidiary having more than $10,000,000 of Equity Value (as defined below) (a "Material Subsidiary") shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 10.10(a), (vi) fail to contest in good faith any appointment or proceeding described in Section 10.10(b) or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due. As used herein, the term "Equity Value" of a Subsidiary shall mean (1) Property Operating Income of such Subsidiary's Properties owned as of the Agreement Execution Date capitalized at a 10.25% rate, plus (2) the purchase price of any of such Subsidiary's Properties acquired after the Agreement Execution Date less (3) any Indebtedness of such Subsidiary;

                  (b) A receiver, trustee, examiner, liquidator or similar official shall be appointed for the General Partner, either Guarantor or any Material Subsidiary or any substantial portion of any of their Properties, or a proceeding described in

Section 10.10(a)(iv) shall be instituted against the General Partner, either Guarantor or any such Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         X.11 Legal Proceedings. Borrower or either Guarantor is enjoined, restrained or in any way prevented by any court order or judgment or if a notice of lien, levy, or assessment is filed of record with respect to all or any part of the Properties by any governmental department, office or agency, which could materially adversely affect the performance of the obligations of such parties hereunder or under the Loan Documents, as the case may be, or if any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent the foregoing parties from conducting all or a substantial part of their respective business affairs and failure to vacate, stay, dismiss, set aside or remedy the same within ninety (90) days after the occurrence thereof.

         X.12 ERISA. Borrower or either Guarantor is deemed to hold "plan assets" within the meaning of ERISA or any regulations promulgated thereunder of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code).

         X.13 Failure to Satisfy Judgments. The General Partner, either Guarantor or any Material Subsidiary shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against the Borrower, either Guarantor or any Material Subsidiary would exceed $5,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith, unless the liability is insured against and the insurer has not challenged coverage of such liability.

         X.14 Environmental Remediation. Failure to remediate within the time period required by law or governmental order, (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems in violation of applicable law related to Properties of the Consolidated Group where the estimated cost of remediation is in the aggregate in excess of $5,000,000, in each case after all administrative hearings and appeals have been concluded.

                                   ARTICLE XI

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         XI.1     Acceleration.

If any Event of Default described in Section 10.10 hereof occurs, the obligation of the Lenders to make Advances and of the Issuing Bank to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable. If any other Event of Default described in
Article X hereof occurs, such obligation to make Advances and to issue Facility Letters of Credit shall be terminated and at the election of the Required Lenders, the Obligations may be declared to be due and payable. The Administrative Agent shall exercise the rights and remedies of the Lenders hereunder when so directed by the Required Lenders, and shall not do so without such direction.

                  In addition to the foregoing, following the occurrence of an Event of Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty
(30) days. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         XI.2 Preservation of Rights; Amendments. No delay or omission of the Lenders in exercising any right under the Loan

Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of an Advance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Advance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Administrative Agent and the number of Lenders required hereunder and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lenders until the Obligations have been paid in full.

         XI.3 Defaulting Lenders. At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender's right to vote on matters which are subject to the consent or approval of the Required Lenders or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender. If a Defaulting Lender has failed to fund its Percentage of any Advance and until such time as such Defaulting Lender subsequently funds its Percentage of such Advance, all Obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Loans funded by the other Lenders in connection with any such Advance in which the Defaulting Lender has not funded its Percentage (such principal, interest and fees being referred to as "Senior Loans" for the purposes of this section). All amounts paid by the Borrower and otherwise due to be applied to the Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Administrative Agent to the other Lenders in accordance with their respective Percentages (recalculated for the purposes hereof to exclude the Defaulting Lender) until all Senior Loans have been paid in full. At that point, the "Defaulting Lender" shall no longer be deemed a Defaulting Lender. After the Senior Loans have been paid in full equitable adjustments will be made in connection with future payments by the Borrower to the extent a portion of the Senior Loans had been repaid with amounts that otherwise would have been distributed to a Defaulting Lender but for the operation of this Section 11.3.

This provision governs only the relationship among the Administrative Agent, each Defaulting Lender and the other Lenders; nothing hereunder shall limit the obligation of the Borrower to repay all Loans in accordance with the terms of this Agreement. The provisions of this Section 11.3 shall apply and be effective regardless of whether a Default occurs and is continuing, and notwithstanding
(i) any other provision of this Agreement to the contrary, (ii) any instruction of the Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender's right to vote on matters as provided above.


                                   ARTICLE XII

                            THE ADMINISTRATIVE AGENT

         XII.1 Appointment. First Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders authorizes the Administrative Agent to act as the agent of such Lender as specifically provided in this Agreement and the other Loan Documents. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XII. The Administrative Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement, except to the extent the Administrative Agent acts as an agent with respect to the receipt or payment of funds hereunder.

         XII.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

         XII.3 General Immunity. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other

Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Subject to the express terms hereof, the Administrative Agent will, unless otherwise instructed as described in
Section 12.5, endeavor to administer the Facility in substantially the same manner as it administers similar credit facilities held for its own account.

         XII.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative Agent (in its capacity as Administrative Agent) nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith.

         XII.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases act upon the written instructions of the Required Lenders or all Lenders, as this Agreement may require, so long as such directions (i) are consistent with the Lenders' express obligations hereunder and (ii) in the Administrative Agent's good faith judgment, do not expose the Administrative Agent to any material risk that the Administrative Agent is not indemnified against hereunder. The Administrative Agent shall be fully protected in so acting, or in so refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all Lenders, as the case may be, as required or permitted by the applicable Loan Document, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         XII.6 Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         XII.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of outside counsel selected by the Administrative Agent.

         XII.8 Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in accordance with their respective Percentages (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent, in such capacity and not as a Lender, is entitled to reimbursement by the Borrower under the Loan Documents,
(ii) for any other reasonable expenses incurred by the Administrative Agent, in such capacity and not as a Lender, on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent (in its capacity as Administrative Agent and not as a Lender) in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent or from matters arising solely from lending limitations or other similar restrictions imposed on the Administrative Agent.

         XII.9 Rights as a Lender. With respect to the Commitment, Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, in its individual capacity, may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         XII.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         XII.11 Successor Administrative Agent. Each Lender agrees that First Chicago shall serve as Administrative Agent at all times during the term of this Facility, except that First Chicago may resign as Administrative Agent in the event (x) First Chicago and Borrower shall mutually agree in writing or (y) an Event of Default shall occur and be continuing under the Loan Documents, or (z) First Chicago shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower's Affiliates at the time of such decision First Chicago's resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of First Chicago. First Chicago shall also resign as Administrative

Agent, within 30 days after receipt of a written request from (A) the Borrower, if the Administrative Agent's Commitment, after giving effect to any assignments or reductions hereunder, is less than the lower of (i) 10% of the Aggregate Commitment or (ii) $20,000,000 or (B) the Required Lenders, if the Administrative Agent's Commitment is zero. First Chicago (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders at any time with cause (i.e., a breach by First Chicago (or any successor Administrative Agent) of its duties as Administrative Agent hereunder) or for gross negligence or willful misconduct. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent which shall be subject to the prior written approval of the Borrower (unless an Event of Default has occurred and is continuing). If no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent shall, prior to the effective date of its resignation, appoint after consultation with the Borrower and in consideration of such consultation, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (including the right to receive any fees for performing such duties which accrue thereafter), and the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents arising or accruing after the effective date of such resignation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit and that of the other Lenders in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

         XII.12 Notice of Defaults. If a Lender has received written information indicating the existence of a Default or Event of Default, such Lender shall notify the Administrative Agent of such fact. Upon receipt of such notice that a Default or Event of Default has occurred, the Administrative Agent shall notify each of the Lenders of such fact.

         XII.13 Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period, but in no event less than five Business Days, for responses based on Administrative Agent's good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request. Upon request, the Administrative Agent shall notify the Lenders which Lenders, if any, failed to respond to a request for approval.

         XII.14 Copies of Documents. Administrative Agent shall promptly deliver to each of the Lenders copies of all notices of default and other formal notices (including without limitation all requests for waivers or modifications) sent or received and according to Section 15.1 of this Agreement. Administrative Agent shall deliver to Lenders within 15 Business Days following receipt, copies of all financial statements, other financial reporting information, certificates and notices received except to the extent such items are required to be furnished directly to the Lenders by Borrower hereunder. Within fifteen Business Days after a request by a Lender to the Administrative Agent for other documents furnished to the Administrative Agent by the Borrower, the Administrative Agent shall provide copies of such documents to such Lender except where this Agreement obligates Administrative Agent to provide copies in a shorter period of time.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         XIII.1     Successors and Assigns.

The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all the Lenders and any assignment by any Lender must be made in compliance with Section 13.3. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         XIII.2     Participations.

                  13.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Advance owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  13.2.2 Voting Rights. Each Lender shall retain the sole right to vote its Percentage of the Aggregate Commitment, without the consent of any Participant or Designated Lender, for the approval or disapproval of any amendment, modification or waiver of any provision of the Loan Documents, provided that such Lender may grant such Participant the right to approve any amendment, modification or waiver which forgives principal, interest or fees or reduces the interest rate or fees payable hereunder, postpones any date fixed for any regularly-scheduled payment of principal of or interest on the Obligations or extends the Maturity Date.

         XIII.3     Assignments.

                  13.3.1 Permitted Assignments. Any Lender may, with the prior written consent of Administrative Agent and the Borrower (which consents shall not be unreasonably withheld or delayed), in accordance with applicable law, at any time assign to one or more Qualified Lenders (collectively, "Purchasers") all or a portion not less than $10,000,000 of its rights and obligations under the Loan Documents, except that no consent of Administrative Agent or Borrower shall ever be required for (i) any assignment to a Person directly or indirectly controlling, controlled by or under direct or indirect common control with the assigning Lender or (ii) the pledge or assignment by a Lender of such Lender's Note and other rights under the Loan Documents to any Federal Reserve Bank in accordance with applicable law and no consent of the Borrower shall be required when an Event of Default has occurred and is continuing. "Qualified Lender" shall mean an institution with assets over $5,000,000,000 that is generally in the business of making loans similar to this Facility and that maintains an office in the United States of America. Such assignments and assumptions shall be substantially in the form of Exhibit I hereto. The Borrower shall execute any and all documents which are customarily required by such Lender (including, without limitation, a replacement promissory note or notes in the forms provided hereunder) in connection with any such assignment, but Borrower shall not be obligated to pay any fees and expenses incurred by any Lender in connection with any assignment pursuant to this Section. Any Lender selling all or any part of its rights and obligation hereunder in a transaction requiring the consent of the Administrative Agent shall pay to the Administrative Agent a fee of $3,500.00 per assignee to reimburse Administrative Agent for its involvement in such assignment.

                  13.3.2 Effect; Effective Date of Assignment. Upon delivery to the Administrative Agent of a notice of assignment executed by the assigning Lender and the Purchaser, such assignment shall become effective on the effective date specified in such notice of assignment. The notice of assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and the Loan under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitment and Advances assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         XIII.4 Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of Borrower and General Partner. Each Transferee shall agree in writing to keep confidential any such information which is not publicly available.

         XIII.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with all applicable provisions of the Code with respect to withholding and other tax matters.


                                   ARTICLE XIV

                               GENERAL PROVISIONS

         XIV.1 Survival of Representations. All representations and warranties contained in this Agreement shall survive delivery of the Notes and the making of the Advances herein contemplated until the Obligations are fully repaid.

         XIV.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
         XIV.3 Taxes. Any recording and other taxes (excluding franchise, income or similar taxes) or other similar assessments or charges payable or ruled payable by any governmental authority incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Borrower, together with interest and penalties, if any.

         XIV.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         XIV.5 No Third Party Beneficiaries. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         XIV.6 Expenses; Indemnification. Subject to the provisions of this Agreement, Borrower will pay (a) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Arrangers (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel, which counsel may be employees of Administrative Agent) in connection with the preparation, execution and delivery of this Agreement, the Notes, the Loan Documents and any other agreements or documents referred to herein or therein and any amendments thereto, (b) all out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, out-of-pocket expenses and other reasonable expenses of counsel to the Administrative Agent and each of the Lenders, which counsel may be employees of Administrative Agent or the Lenders) after the occurrence of a Default or Event of Default in connection with the enforcement and protection of the rights of the Lenders under this Agreement, the Notes, the Loan Documents or any other agreement or document referred to herein or therein, and (c) all reasonable and customary costs and expenses of periodic audits by the Administrative Agent's personnel of the Borrower's books and records, provided that such audits shall not be performed more often than once each calendar year unless an Event of Default has occurred. The Borrower further agrees to indemnify the Lenders, their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lenders is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, except that the foregoing indemnity shall not apply to a Lender to the extent that any losses, claims, etc. are the result of such Lender's gross negligence or wilful misconduct. The obligations of the Borrower under this Section shall survive for two years beyond the termination of this Agreement.

         XIV.7 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         XIV.8 Nonliability of the Lenders. The relationship between the Borrower and the Lenders shall be solely that of borrower and lender. The Lenders shall not have any fiduciary responsibilities to the Borrower. The "Co-Agents" identified on the title page hereof shall not have any rights or obligations hereunder solely as a result of such designation. The Lenders undertake no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         XIV.9 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         XIV.10 Consent to Jurisdiction. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDERS OR ANY AFFILIATE OF THE LENDERS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         XIV.11 Waiver of Jury Trial. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         XIV.12 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective permitted successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations under the Loan Documents. Any assignee or transferee of the Notes agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of the Notes, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Notes or of any note or notes issued in exchange therefor.

         XIV.13 Entire Agreement; Modification of Agreement. The Loan Documents embody the entire agreement among the Borrower, Guarantors, Administrative Agent and Lenders and supersede all prior conversations, agreements, understandings, commitments and term sheets among any or all of such parties with respect to the subject matter hereof. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, and Administrative Agent if the rights or duties of Administrative Agent are affected thereby, and

                  (a)      each of the Lenders if such amendment or waiver

                                (i) reduces, forgives or changes the method of
                  calculating, any payment of principal or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                                (ii) postpones the date fixed for any payment of
                  principal of or interest on the Obligations or any fees payable by Borrower to such Lender hereunder; or

                                (iii) changes the amount of such Lender's
                  Commitment (other than pursuant to an assignment permitted under Section 13.3) or the unpaid principal amount of such Lender's Note; or

                                (iv) extends the Maturity Date; or

                                (v) releases or limits the liability of the
                  Guarantors under any of the Loan Documents; or

                                (vi) changes the definition of Required Lenders
                  or modifies any requirement for consent by each of the Lenders; or

                                (vii) changes the notice and funding times for
                  making or continuing Advances under Article II; or

                                (viii) increases the Aggregate Commitment (other
                  than pursuant to Section 2.18); or

                                (ix) changes the distribution priorities in
                  Section 2.19; or

                  (b) the Required Lenders, to the extent expressly provided for herein and in the case of all other waivers or amendments if no percentage of Lenders is specified herein.

Any amendment hereto pursuant to Section 2.18 hereof increasing the Aggregate Commitment shall only require the consent of the Borrower, the Administrative Agent and the Lender providing such new or increased Commitment.

         XIV.14 Dealings with the Borrower. The Lenders and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower or the General Partner or any of their Affiliates regardless of the capacity of the Lenders hereunder.

         XIV.15             Set-Off.

                  (a) If an Event of Default shall have occurred, each Lender shall have the right, at any time and from time to time without notice to the Borrower, any such notice being hereby expressly waived, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of all outstanding Obligations and all Obligations which from time to time may become due hereunder and all other obligations and liabilities of the Borrower under this Agreement, irrespective of whether or not such Lender shall have made any demand hereunder and whether or not said obligations and liabilities shall have matured. Any Lender may, by separate agreement with the Borrower, waive its set-off rights with respect to all or any portion of the obligations and liabilities of the Borrower to such Lender against deposits held by such Lender, which waiver shall be binding upon all other Lenders as to any set-off rights such non-waiving Lenders might otherwise be able to assert against deposits held by such waiving Lender. The Borrower is not obligated hereunder to maintain deposits with any Lender (except as expressly provided in Section 3.9 hereof).

                  (b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal, interest or fees due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal, interest or fees due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders and such other adjustments shall be made as may be required so that all such payments of principal, interest or Fees with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata according to their respective Commitments. No Lender shall be required to share any payments it may receive by exercising any such rights if such Lender elects to apply such payments to debts and obligations other than the Obligations under this Agreement.

         XIV.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and each of the Lenders shown on the signature pages hereof.


                                   ARTICLE XV

                                     NOTICES

         XV.1 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes). Notice may be given as follows:

                  To the Borrower:

                           Chief Financial Officer
                           Bradley Real Estate, Inc.
                           40 Skokie Boulevard, Suite 600
                           Northbrook, Illinois  60062-1626
                           Attention:     Irving E. Lingo, Jr.

                  Each of the above with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, Massachusetts  02109
                           Attention:     Ross D. Gillman, Esq.
                           Telecopy:  (617) 523-1231

                  To each Lender:

                           As shown below the Lenders' signatures.

                  To the Administrative Agent:

                           The First National Bank of Chicago
                           One First National Plaza
                           Chicago, Illinois  60670
                           Attention:     Real Estate Finance Division
                           Telecopy:  (312) 732-1117

                  With a copy to:

                           Sonnenschein Nath & Rosenthal
                           8000 Sears Tower
                           Chicago, Illinois  60606
                           Attention:     Patrick G. Moran, Esq.
                           Telecopy:  (312) 876-7934

         XV.2 Change of Address. Each party may change the address for service of notice upon it by a notice in writing to the other parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BORROWER:                 BRADLEY OPERATING LIMITED PARTNERSHIP

                              By:      BRADLEY REAL ESTATE, INC., its General
                                       Partner


                                       By:/s/ Irving E. Lingo, Jr.
                                          --------------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------------

GUARANTORS:                   BRADLEY FINANCING PARTNERSHIP

                              By:      BRADLEY FINANCING CORP., its General
                                       Partner


                                       By:/s/ Thomas P. D'Arcy
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------

                              BRADLEY REAL ESTATE, INC.

                              By:/s/ Irving E. Lingo, Jr.
                                 -----------------------------------------------
                              Its:Chief Financial Officer
                                  ----------------------------------------------

LENDERS:                      THE FIRST NATIONAL BANK OF CHICAGO


                              By:
                                 -----------------------------------------------
                              Title:
                                    --------------------------------------------
                              Commitment:  $27,000,000
                              Percentage of Aggregate Commitment:  13.5%

                              Address for Notices:
                              One First National Plaza
                              Chicago, Illinois 60670
                              Attention: Real Estate Finance Division
                              Telephone:  312/732-2107
                              Telecopy:  312/732-1117


                              BANKBOSTON, N.A.


                              By:
                                 -----------------------------------------------
                              Title:
                                    --------------------------------------------
                              Commitment:  $27,000,000
                              Percentage of Aggregate Commitment:  13.5%

                              Address for Notices:
                              100 Federal Street
                              Boston, Massachusetts  02110
                              Attention:  Howard N. Blackwell
                              Telephone:  617/434-1655
                              Telecopy:  617/434-0382

                              BANK OF AMERICA NATIONAL TRUST & SAVINGS
                              ASSOCIATION


                              By:
                                 -----------------------------------------------
                              Title:
                                    --------------------------------------------
                              Commitment:  $27,000,000
                              Percentage of Aggregate Commitment:  13.5%

                              Address for Notices:
                              231 South LaSalle Street
                              Chicago, Illinois  60697-1516
                              Attention:  Richard G. Baer, Jr.
                              Telephone:  312/828-5149
                              Telecopy:  312/974-4970


                              FLEET NATIONAL BANK


                              By:
                                 -----------------------------------------------
                              Title:
                                    --------------------------------------------
                              Commitment:  $27,000,000
                              Percentage of Aggregate Commitment:  13.5%

                              Address for Notices:
                              75 State Street
                              MS:  MABOF11C
                              Boston, Massachusetts  02109
                              Attention:  Thomas Hanold
                              Telephone:  617/346-2881
                              Telecopy:  617/346-3220

                              U.S. BANK NATIONAL ASSOCIATION, F/K/A AND
                              D/B/A FIRST BANK NATIONAL ASSOCIATION


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------
                               Commitment:  $20,000,000
                               Percentage of Aggregate Commitment: 10.0%

                               Address for Notices:
                               601 Second Avenue South, MPFP 0802
                               Minneapolis, Minnesota  55402-4302
                               Attention:  Kathleen M. Connor
                               Telephone:  612/973-0306
                               Telecopy:  612/973-0830


                               FIRST UNION NATIONAL BANK


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------
                               Commitment:  $18,000,000
                               Percentage of Aggregate Commitment:  9.0%

                               Address for Notices:
                               One First Union Center, DC-6
                               Charlotte, North Carolina  28288-0166
                               Attention:  John A. Schissel
                               Telephone:  704/383-1967
                               Telecopy:  704/383-6205

                               KEYBANK NATIONAL ASSOCIATION


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------
                               Commitment:  $18,000,000
                               Percentage of Aggregate Commitment:  9.0%

                               Address for Notices:
                               Commercial Real Estate Division
                               190 South LaSalle Street, Suite 2840
                               Chicago, Illinois  60603
                               Attention:  David C. Bluestone
                               Telephone:  312/251-3582
                               Telecopy:  312/251-0687


                               LASALLE NATIONAL BANK


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------
                               Commitment:  $18,000,000
                               Percentage of Aggregate Commitment:  9.0%

                               Address for Notices:
                               135 South LaSalle Street, Suite 1225
                               Chicago, Illinois  60603
                               Attention:  John Hein
                               Telephone:  312/904-8620
                               Telecopy:  312/904-6467

                               MELLON BANK, N.A.


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------
                               Commitment:  $18,000,000
                               Percentage of Aggregate Commitment:  9.0%

                               Address for Notices:
                               One Mellon Bank Center, Suite 2940
                               Pittsburgh, Pennsylvania  15258
                               Attention:  Janis Carey
                               Telephone:  412/234-1159
                               Telecopy:  412/234-8657


ADMINISTRATIVE AGENT:          THE FIRST NATIONAL BANK OF CHICAGO


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------

                               Address for Notices:
                               One First National Plaza
                               Chicago, Illinois 60670
                               Attention: Real Estate Finance Division
                               Telephone:  312/732-2107
                               Telecopy:  312/732-1117


DOCUMENTATION AGENT:           BANKBOSTON, N.A.


                               By:
                                  ----------------------------------------------
                               Title:
                                     -------------------------------------------

                               Address for Notices:
                               100 Federal Street
                               Boston, Massachusetts  02110
                               Attention:  Howard N. Blackwell
                               Telephone:  617/434-1655
                               Telecopy:  617/434-0382

EXHIBITS
--------

A        -        Percentages
B-1      -        Form of Note
B-2      -        Form of Competitive Bid Note
C-1      -        Form of Competitive Bid Quote Request
C-2      -        Invitation for Competitive Bid Quotes
C-3      -        Competitive Bid Quote
D        -        Form of Guaranty
E        -        Opinion of Counsel
F        -        Wiring Instructions
G        -        Form of Compliance Certificate
H        -        Scope of Work for Environmental Investigations
I        -        Form of Assignment Agreement
J        -        Form of Designation Agreement

SCHEDULES
---------

6.9          Litigation (Borrower)
6.19         Environmental Compliance
6.25         Subsidiaries (Borrower)
6.26         Unencumbered Assets
7.8          Litigation (General Partner)
7.18         Subsidiaries (General Partner)